As filed with the Securities and Exchange Commission on July  , 2002
                                              Registration No. 333-

================================================================================

                                    Form S-1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       STARTECH ENVIRONMENTAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                          3559                   84-1286576
 ------------------------------    ---------------------------    --------------
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S.Employer
 incorporation or organization)        Classification             Identification
                                        Code Number)                 Number)


Startech Environmental Corporation            Joseph S. Klimek, President  & CEO
15 Old Danbury Road                           Startech Environmental Corporation
Suite 203, Wilton, Connecticut 06897-2525     15 Old Danbury Road
(203) 762-2499                                Suite 203, Wilton, CT. 06897-2525
                                              (203) 762-2499

(Name, address, including zip code and        (Name, address, including zip code
telephone number, including area code,        and telephone number, including
of registrant's principal executive office)   area code, of agent for service)

                                   Copies to:

Peter Landau, Esq.                                         Kevin M. Black, Esq.
Foreht Last Landau Miller & Katz, LLP                      Sr. Vice President &
415 Madison Ave                                            General Counsel
New York, NY 10017                                         Phone (203) 762-2499
Phone (212) 935-8880                                       Fax (203) 761-0839
Fax (212) 935-5554

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the registration statement, as determined by market conditions.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

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


                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum
Title of Each Class           Amount            Aggregate Offering         Proposed Maximum
Of securities                 To Be                 Price Per            Aggregate Offering           Amount of
Registered                Registered (1)               Share                    Price             Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock                 927,969                   $2.60                 $2,412,719               $639.96

-------------------------------------------------------------------------------------------------------------------

Warrants                     927,969                     NIL                     NIL                    NIL

-------------------------------------------------------------------------------------------------------------------
Common Stock
Issuable upon
Exercise of Warrants         927,969(3)                $3.34(2)              $3,099,416               $818.24
-------------------------------------------------------------------------------------------------------------------

Total                                                                                               $1,458.20
-------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of securities that could be issued in the transactions described in the registration statement.

(2)  Based on the exercise price of the Warrants

(3) An indeterminate number of shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the Warrants being registered pursuant to Rule 416.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


The information in this Preliminary prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.


                                      SUBJECT TO COMPLETION, DATED July 22, 2002

PROSPECTUS

                       STARTECH ENVIRONMENTAL CORPORATION

                        1,855,938 Shares of Common Stock
                                927,969 Warrants


     All of the shares of common stock and all of the warrants being sold in this offering are for the accounts of selling security holders. We will not receive proceeds from the sale of shares of common stock by the selling security holders. We will receive the exercise prices with respect to the exercise of any warrants. If all of the warrants were exercised we could receive net proceeds of approximately $3,100,000. See "Selling Security Holders".

     The selling security holders may sell the shares of common stock and warrants to or through underwriters, and also may sell them directly to other purchasers or through agents from time to time on the NASDAQ Small Cap Market. Sales may be made at fixed prices, which may be changed, negotiated prices, or at market prices prevailing at the time of sale.

     Our common stock is quoted on the NASDAQ Small Cap Market under the symbol STHK. At present, there is no market for the warrants and there is no assurance that any market will develop.

     On July 19, 2002 the last reported sales price of our common stock on the NASDAQ Small Cap Market was $1.75.

                                   -----------

          Investing in our common stock involves a high degree of risk.

                    See "Risk Factors" beginning on page 10.

                                   -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

July   , 2002

                                Table of Contents


Prospectus Summary ...........................................................5

Risk Factors ................................................................10

Forward-Looking Statements...................................................19

How We Intend to Use any Proceeds from this Offering.........................19

Price Range of Common Stock..................................................19

Dividend Policy..............................................................20

Capitalization...............................................................21

Dilution.....................................................................22

Selected Financial Data .....................................................23

Management's Discussion and Analysis of Financial
  Condition and Results of Operations........................................24

Business.....................................................................29

Management...................................................................44

Principal Stockholders.......................................................51

Selling Security Holders.....................................................53

Plan of Distribution.........................................................55

Description of Securities....................................................56

Shares Eligible for Future Sale .............................................59

Legal Matters................................................................59

Experts......................................................................59

Where Can You Find More Information About Us ................................60

Index To Financial Statements................................................61

                               PROSPECTUS SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our company. You should read the entire prospectus carefully, including risk factors, and our financial statements, before making an investment decision.

                                  Our Business

          Startech Environmental Corporation is an environmental and energy technology company whose core product, the Plasma Converter (essentially an electrochemical system), while safely destroying wastes, including hazardous wastes, converts those materials into useful and valuable commodity products. It does this economically, efficiently, with relatively few moving parts, and without combustion. The prime mover in the Plasma Converter process is the chemical dissociation (decomposition) of the feed materials after which the elemental components are reformed into useful commodities. The United States Environmental Protection Agency designates materials undergoing such a recycling process, even if they may have once been regarded as wastes, or hazardous wastes, as "feedstocks". We are dedicated to the production of waste minimization, resource recovery, and pollution prevention systems which process hazardous and non-hazardous organic and inorganic waste and by-products, and convert most into valuable commodity products.


          Our Plasma Converters are designed to replace incinerators that typically emit dioxins and hazardous ash. A 10,000 pound per day fully automated Plasma Converter System is available for demonstration at our Bristol, Connecticut Demonstration and Training Center.

                             Our Market Opportunity

          Our mission is to be a premier international solutions provider to customers with hazardous, infectious and otherwise highly toxic wastes using state-of-the-art plasma technology while producing environmentally benign, hydrogen-rich synthesis gas and a non-hazardous metallic/silica solid by-product.

          We believe that major changes in the world's view of waste remediation and energy production technologies create a substantial marketing opportunity for us. Driving demand for our plasma technology are:

               o Increases in waste, and in particular hazardous wastes, due to rising consumer/industrial demand and population growth in most nations.

               o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatory, socially and environmentally unacceptable

               o A need for critical resources such as power and water to sustain local economies

               o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels

          Our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services.

          In 2001, we expanded our product line to include StarCell(TM), a hydrogen separation technology that works in conjunction with our core product, the Plasma Converter, and provides an environmentally friendly renewable source of hydrogen power.


                                  Our Strategy

          Central to our growth strategy is the implementation of an expanded business model that allows us to maximize market penetration and reduce the barriers of entry, while optimizing revenue sources. To achieve that objective, we have identified four key marketing strategies that make up the overall model. They are:


1. Build Own Operate/Transfer of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and high value processing and or disposal fees are contracted for and significantly increase ongoing revenue stream. The revenue generated by these types of projects has been shown to be up to ten times that realized from a straight equipment sale over the life of the project.

2. Joint-Development Projects: In a joint development project we will assume an equity position in return for a reduced purchase price on our equipment and associated engineering and management services. An additional advantage is that we receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the sole source joint development company.

3. Equipment Sales: We will continue to be a direct seller of our products to customers who prefer to purchase, lease, and operate our equipment. We will sell or lease our Plasma Converter and associated equipment to a customer with no equity position in the project. However, we will offer Long Term Service Agreements to create residual or ongoing revenue in this area.

4. Engineering Services: This area will include testing and application engineering services for outside companies other than Plasma Converter customers, as well as material testing, waste analysis, and environmental processing solutions for Plasma Converter system customers.

                                   Our Company

          We were incorporated in Colorado on May 1, 1991, as Kapalua Acquisitions, Inc. At the time of our incorporation, we had no specified business plan, but were instead a blind pool whereby our common stock was sold to the public to provide us with capital to be used to investigate and acquire an interest in one or more business opportunities.

          On November 17, 1995, we acquired all of the capital stock of Startech Corporation, a private Connecticut corporation founded in 1994. We purchased all the outstanding stock in Startech Corporation for 4,000,000 shares of Kapalua common stock, which represented 80.5% of the outstanding capital stock of Kapalua after the acquisition. In January 1996, we changed our name to Startech Environmental Corporation.

          Our principal office is located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525. Our telephone number at this office is
     (203) 762-2499, and our website is located at http//:www.startech.net. Information contained at our website is not part of this prospectus.

                                  The Offering

Securities Offered ......................  1,855,938 Shares of common stock; and
                                           927,969 warrants.  Of the 1,855,538
                                           shares of common stock being offered,
                                           927,969 shares are to be issued from
                                           time to time upon exercise of 927,969
                                           warrants.

Common stock outstanding prior
  to this offering.......................  10,254,220 shares.

Common stock to be outstanding
  after the offering.....................  11,182,189  shares  assuming the exercise of 927,969 warrants at $3.34
                                           per share.

Preferred stock outstanding prior
  to the offering........................  35,000 shares

Preferred stock to be outstanding
  after the offering.....................  35,000 shares

Outstanding warrants prior to the
  offering...............................  396,464 warrants exercisable at
                                           $15.00 per share

Warrants exercisable after the
  offering...............................  1,324,433, of which 927,969 are exercisable at $3.34 per share; we
                                           agreed to file the registration
                                           statement, of which this Prospectus
                                           is a part, with respect to these
                                           warrants and the underlying common
                                           shares being offered; and 396,464
                                           warrants issued and outstanding
                                           warrants exercisable at $15.00 per
                                           share which were included in a prior
                                           registration statement.

Anti dilution provisions.................  The exercise price per share and number of shares of common stock
                                           issuable upon exercise of the
                                           warrants are subject to adjustment in
                                           the event of a common stock dividend,
                                           a subdivision or combination of
                                           outstanding shares of common stock or
                                           in the event of any recapitalization,
                                           reclassification, consolidation,
                                           merger or similar event.

Use of proceeds..........................  This offering is being made by selling security holders and we will
                                           not receive any proceeds from these
                                           sales. We may receive cash proceeds
                                           to the extent any of the warrants are
                                           exercised.

NASDAQ-Small Cap Market Symbol STHK

     The number of shares of common stock to be outstanding after this offering is based upon the number of shares outstanding as of April 30, 2002 and does not include the following:

   o 1,197,500 shares of common stock subject to options issued at a weighted average exercise price of $5.98 per share under our 1995 stock option plan and 307,000 shares of common stock subject to options issued at a weighted average exercise price of $2.04 per share under our 2000 stock option plan. 693,000 shares of common stock remain reserved for issuance under our 2000 stock option plan.

   o Warrants to purchase 396,464 shares at $15.00 per share which were included in a prior registration statement.


   Please see capitalization, shares eligible for future sales, and description of securities for a more complete discussion regarding the outstanding shares of common stock, preferred stock, warrants, and options to purchase common stock and related matters.

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


Summary financial data

     The following summary financial data information should be read in conjunction with our financial statements and their related notes and Managements Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus. The statement of operations data for the years ended October 31, 1999, 2000 and 2001 is derived from, and is incorporated by reference to, the audited financial statements included in this prospectus. The statement of operations data for the years ended October 31, 1997 and 1998 have been derived from audited financial statements not included in this prospectus. The statement of operations data for the six months periods ended April 30, 2002 and 2001 and the balance sheet data at April 30, 2002 labeled actual are derived from, and incorporated by reference to, our unaudited interim financial statements included in this prospectus.

                                                                               Six Months
Statement of Operations Data:            Year Ended October 31               Ended April 30,
                               ----------------------------------------      ---------------
                               1997     1998     1999     2000     2001      2001       2002
                               ----------------------------------------      ---------------
                               (In thousands, except for per share data)       (unaudited)
Revenue ......................  $10   $1,088   $2,269   $1,069   $2,400        $0      $136
Gross Profit/(Loss)...........   10      642      131      266      937         0       (20)
(loss) from operations........ (898)    (474)  (1,346)  (2,731)  (2,438)   (1,416)   (1,960)
 Net income (loss)............ (878)    (463)  (1,289)  (2,431)  (2,298)   (1,567)   (1,955)

Net income (loss) per share... (.12)    (.07)    (.19)    (.63)    (.30)     (.19)     (.21)
Weight average shares
outstanding basic.............6,695    6,887    6,875    7,431    8,359     8,207     9,449


                                                              April 30, 2002
                                                              --------------
                                                              (in thousands)
                                                               (unaudited)

                                                                        As
Balance Sheet Data:                                        Actual    Adjusted(1)
                                                           ------   ------------
Cash and cash equivalents..............................    $2,521      $5,565
Working capital........................................     2,472       5,516
Total assets...........................................     5,016       8,060
Total stockholders' equity.............................     4,308       7,352

-----------------------

(1) The as adjusted column assumes the exercise of 927,969 warrants at $3.34 per share after deducting estimated expenses of $55,000 payable by us.

Our earnings are inadequate to cover the combined fixed charges and preferred dividends as shown in the following table.
                                                                               Six Months
Fixed Charges:                         Year Ended October 31                 Ended April 30,
                               --------------------------------------        ---------------
                               1997    1998    1999     2000     2001        2001       2002
                               --------------------------------------        ---------------
                                       (unaudited, In thousands)

Fixed Charges (deficiency)     (878)   (463) (1,273)  (4,681)  (2,522)     (1,566)    (1,970)

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


                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. You should consider the following risk factors, together with the other information in this prospectus, when evaluating an investment in our common stock. If any of following risks occurs, our business, operations or financial condition would likely suffer. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

RISKS RELATED TO THE OPERATION OF OUR BUSINESS

We have only been an operating business for a short time and it may be difficult to evaluate our business and prospects

     While we were organized in May, 1991, we are still subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The effect of any or all of these risks could affect the trading price of our common stock and you may lose all or part of your investment. We were considered a development stage company for accounting purposes until 1998 because we had not generated any material revenues to that date. Revenues from shipments and services began to be recognized in calendar 1998. Failure to obtain greater market acceptance for our technology will limit our ability to continue to grow our business, which will adversely affect the value of an investment in our company.

We have incurred losses, we anticipate continued losses and we may never achieve profitability

     If our revenues do not increase significantly or if the increase in our expenses is greater than expected, we will not achieve or sustain profitability or generate positive cash flow in the future. To date we have delivered and installed one Plasma Converter for the demonstration phase of a U. S. Army program in 1999, and one for commercial use in Japan that was delivered in August 2001 and installed in April, 2002. We had revenues of $1,069,441, $2,400,000, and $136,471 for each of the fiscal years ended October 31, 2000 and 2001, and the six months ended April 30, 2002 and our net loss for each of these periods was $2,403,576, $2,298,480 and $1,954,543 respectively. We do not expect to generate any material revenues until after we successfully complete the manufacture and installation of a significant number of Plasma Converters. Our accumulated deficit at the end of these periods was $8,035,210, $10,560,879 and $12,530,330, respectively. We expect losses to increase as the result of increased expenses of approximately $500,000 over the next 6 months as we expand our marketing efforts and demonstrate our technology to customers. If we are unable to increase revenues and continue to operate at a loss the market price of our common stock will likely decline and decrease the value of your investment.

We have no experience on a large - scale commercial basis which will limit sales and revenue

     We have never utilized the Plasma Converter under the conditions and in the volumes that will be required to be profitable nor has our Plasma Converter ever been utilized on a large-scale commercial basis. While we have demonstrated the Plasma Converter's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Converters, this does not guarantee that the same or similar results could be obtained on a large-scale continuing commercial basis or on any specific project. Our success will depend in part upon our ability to design and build systems that handle more than ten tons of material per day and operate continuously. Our data and research to date support the fact that we will achieve results in the larger systems similar to those we have had in the smaller system we have manufactured and extensively tested. Based upon that belief we have designed and are quoting systems for sale of up to 100 tons per day. If the larger systems do not operate as we expect it will significantly limit sales and revenue, which in turn will lower the value of our common stock. If the results we expect are not achieved and further research and development cost is required to design, build and test these larger Plasma Converters that will also adversely affect our profitability, which will also reduce the value of your investment.

We are dependent on third parties for manufacturing key components which may cause delays in manufacturing and increase costs which could adversely affect future profitability

     We currently have our own manufacturing facility which is used for assembly and system testing. We currently rely upon third parties for manufacture of key components. This reliance on third parties makes us vulnerable to manufacturing delays and difficulties. Delays in the manufacturing of our products could subject us to lost sales or reduced profits.

     There are limited sources of supply for some Plasma Converter components. Business disruptions, financial difficulties of the manufacturer or suppliers, or raw material shortages could increase the cost of goods sold or reduce the availability of these components. In our development to date, we have been able to obtain adequate supplies of these key components. We expect to experience a rapid and substantial increase in our need for components if sales accelerate as expected. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing. This delay could result in the loss of orders and customers, and could affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of finished components were to increase, we may not be able to pass on price increases to our customers if we are to remain competitively priced. Increased costs without price increases would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Converter within our expanded business model approach would adversely affect our business

     The failure to achieve market acceptance for our Plasma Converter within our expanded business model would affect our profitability, future revenues, the market price of our common stock, and the success of our business. Many prospective users of the Plasma Converter have committed substantial resources to other forms of material processing treatments or technologies. Our growth and future financial performance will depend on our ability to demonstrate to prospective users the technical and economic advantages of the Plasma Converter over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Converter for certain industries or applications.

     We have also expanded our business to include market penetration strategies in which we have no previous experience. These strategies include build, own and operate facilities; build, own, and transfer of ownership facilities; and joint development projects. Although certain of our executives have individual experience in these areas we have not, as a company, developed projects of this type in the past.

We have been largely dependent on one customer for our revenues to date and failure to expand our customer base will make us vulnerable to substantial loss of revenues

     For the fiscal year ending October 31, 2001 100% of our revenues were derived from a contract with Eiko Systems Corporation. If we cannot diversify our customer base and continue to rely on one customer, we will be vulnerable to a substantial decline in revenues if we do not continue to receive contracts from this customer. Such an event could cause a material and adverse effect on our business, operations and financial condition and the value of our common stock would decline substantially. The contract was for the delivery of a 10,000 pounds-per-day Plasma Converter to Eiko Systems Corporation in Japan, for the processing of hazardous incinerator ash.

Our failure to obtain additional financing, if needed, would adversely affect our business results

     We may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as an ongoing concern. Financing for all of our activities have been provided by private sales of our securities. We believe our cash reserves, anticipated cash generated from operations and other existing sources of capital will be adequate to fund our operations up to a year. We may need additional funds to accelerate our manufacturing and marketing plans. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, stockholders may incur dilution. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our development programs or otherwise limit the development, manufacture or sale of Plasma Converters, which may affect our business, results of operations and financial condition and reduce the value of your investment.

We face risks associated with our plans to market and distribute our Plasma Converter domestically which would have a significant adverse effect on future profitability which is dependent on such sales

     We are marketing the Plasma Converter principally in international markets, including both industrialized and developing countries, and expect a significant portion of our future revenue to come from these sales. In fact, for the twelve months ended October 31, 2001, 100% of our sales were generated by sales outside the United States. If we are unable to expand our domestic marketing efforts beyond current levels our future expected profitability would be seriously reduced. Substantial risks still remain for us to market our product effectively in domestic markets. These risks include:

       o Political and economic instability. Many of our domestic initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making an anticipated sale.

       o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It will be difficult for us to recover monies owed from a domestic customer if we are forced to take legal action.

       o Protecting intellectual property. The laws of governing intellectual property may afford little or no effective protection for our intellectual property. Even if protected, litigation may result in substantial costs and diversion of resources.

     Any of these risks will reduce expected revenue and may prevent us from achieving or sustaining profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock and the value of your investment.

We may acquire other companies, product lines or technology and our failure to integrate any such acquisition would have an adverse effect on our business

     As part of our growth strategy we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products, or businesses. Future acquisitions or investments would involve the use of significant amounts of cash, potentially dilutive issuance of equity securities, incurrence of debt and other intangible assets.

In addition, acquisitions involve numerous risks, including:

       o difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company

       o the diversion of management's attention from other business concerns

       o risks of entering markets in which we have no or limited prior experience

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology, or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition. Any event that adversely affects our financial condition is likely to reduce the market price of our common stock.

We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Converter

     We may be unable to find appropriate future strategic alliances in markets in which we have little experience, which could prevent us from bringing our products to these markets in a timely manner, or at all. If we do not enter into effective alliances, our products may not achieve this significant market penetration, which could lower the demand for and reduce market acceptance for the Plasma Converter, reducing our revenues and profitability. These strategic alliances may include cooperative agreements for sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures.

     We currently have several strategic alliances to assist in commercializing our Plasma Converter. Our current alliances are intended to facilitate our entry into the market place and accelerate the development and commercialization of our products, however to date none of our current alliances have resulted in any sales.

     The terms of these alliances may require us and our partners to share revenues and expenses from joint activities or for us to grant our partners licenses to manufacture, market, and sell our products. While the leveraging of our resources through these alliances may have a favorable effect on our financial condition the sharing of revenues may have a negative effect on our results of operations.

We have the potential risk of product liability which may subject us to litigation and related costs

     Our Plasma Converter systems will be utilized in a variety of industrial and other settings, and will be used to handle materials resulting from the user's generation of hazardous waste. The equipment will therefore be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. Our product liability insurance may be insufficient to provide coverage against all claims, and claims may be made against us even if covered by our insurance policy for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

There are risks associated with our use of hazardous materials and our failure to control their use could result in substantial financial liabilities

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of those materials. Failure to comply with present or future regulations could result in an imposition of fines on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities are not covered by insurance or exceed our coverage.

Failure to comply with government regulations will severely limit our sales opportunities and future revenue

     Failure to obtain operating permits, or otherwise to comply with federal and state regulatory requirements, could affect our abilities to market and sell the Plasma Converter and could substantially reduce the value of your investment and the market price of our common stock. We and our customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, and the Occupational

Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Converter and related equipment on job sites. In as much as we intend to market the Plasma Converter internationally, we will be required to comply with laws and regulations and, when applicable, obtain permits in those other countries.

We cannot be certain that:

   o required permits and approvals will be obtained.

   o new environmental regulations will not be enacted or that if they are our customers and we can meet stricter standards of operation or obtain additional operating permits or approvals.

Failure to protect our intellectual property could adversely affect our brand and business

     The success and competitiveness of our product depends in part upon our ability to protect our current and future technology, manufacturing processes, and brand name through a combination of patent, trademark, trade secret and unfair competition laws and our failure to do so could seriously harm our business, financial condition and results of operations.

     Patent applications in the United States are maintained in secrecy until patents issue, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot be guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications on any of our inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures, which differ from those of the United States. We cannot be certain that:

   o patents will be issued from future applications

   o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us

   o foreign intellectual property laws will protect our intellectual property

   o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us

     We enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology. Misappropriation could have a material adverse effect on our brand and our business by causing us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of management from the operation of our business.

Our failure to keep pace with our competitors and technological changes may result in the loss of customers and revenue opportunities and seriously harm our business

     Other participants in the manufacture of systems for the processing and disposal of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of who have substantially greater financial and other resources and more manufacturing marketing and sales experience than we do. As other technology evolves, the Plasma Converter may be rendered obsolete by one or more competing technologies. Any one or more competitors, or one or more other enterprises not presently known to us, may develop technologies which are superior to the Plasma Converter or other technologies utilized by us. To the extent that our competitors are able to offer more cost-effective technology alternatives, our ability to compete and sell our Plasma Converters could be materially and adversely affected and could cause a decline in the market price of our common stock.

Contracts with federal and state governments subject us to risks including termination and audit.

     Contracts with the United States government are subject to various risks, including the risk of termination at the convenience of the government. This type of contractual clause is included in all government contracts and allows the government to cancel a contract at anytime during the performance of the contract without any penalty. If cancelled for "convenience" the government must pay the costs of the contract up until that date and other reasonable costs related to its termination. Additionally, revenues from these potential relationships are subject to time-consuming audit procedures under various federal statutes. We intend to continue our policy of participating in selective research and sales opportunities involving federal and state governments.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. In addition, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement our plans for expansion and growth. We may not be able to continue to attract and retain the qualified personnel necessary for the development of our business. Three of our executive officers, Joseph S. Klimek, Kevin M. Black and Robert L. DeRochie are covered by employment agreements. Any other officer or employee of our company can terminate his or her relationship with us at any time. Our employment agreements with these executive officers and our employment arrangements with other executive officers and significant employees impose customary confidentiality and non-compete obligations and provide for the assignment to us of all rights to any technology developed by the employee during the time of his or her employment.

                         RISKS RELATED TO THIS OFFERING

Certain current stockholders own a large portion of our voting stock which could influence decisions that would adversely affect new investors

     Our officers, directors, and affiliates beneficially own or control approximately 21.5% of our outstanding common stock with one of our directors, Joseph F. Longo owning 18.3% of the common stock outstanding. These stockholders may be able to influence matters requiring stockholder approval and thereby, our management and affairs. Matters that typically require stockholder approval include:

   o election of directors

   o mergers or consolidations

   o sales of all or substantially all of our assets

This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or the value of the company. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

You will experience immediate and substantial dilution, a disparity in your stock purchase price, and may experience further dilution

     The prices of the securities in this offering will be substantially higher than the net tangible book value per share of the common stock immediately after this offering. Therefore, if you exercise your warrants you will incur immediate and substantial dilution of $2.68 per share in net tangible book value per share of common stock from the price you paid or for the warrants exercised at $3.34 per share.

Our future operating results are likely to fluctuate which will likely cause volatility in our stock price

     Our quarterly and annual operating revenues, expenses, and operating results may fluctuate. They have varied widely in the past, and we expect they will continue to fluctuate in the future. Fluctuations in quarterly and annual results will also adversely impact management's ability to accurately project the available revenue necessary for growing our sales and revenue through internal funding. Because we have a limited operating history and our future operating results maybe below the expectations of securities analysts and investors, the market price of our common stock may decline.

We do not expect to pay cash dividends

     We have never declared or paid any cash dividends on our capital stock and we currently intend to retain any future earnings for use in the operation and expansion of our business.

     The terms of our preferred stock agreements prohibits us from paying cash dividends on the common stock unless and until all accumulated and unpaid dividends on the preferred stock have been paid.

There has been no prior public market for our warrants and a market may not develop or be liquid

     There is no public market for our warrants, and there is little likelihood that an active trading market will develop. The primary purposes of this offering are to comply with registration rights and other contractual obligations incurred by us in connection with the sale of common stock and warrants in a recent private offering, as well as to encourage the exercise of warrants by being able to issue shares of common stock which will be freely tradable.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price

     There are currently available a large number of shares that are eligible for sale. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our common stock. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for shares acquired by our "affiliates" as defined in Rule 144 of the Securities Act.

In addition future sales of our common stock may be made by:

     1. directors, officers and other stockholders under Rule 144 of the Securities Act;

     2.   holders of preferred stock who convert their shares into common stock

     3. holders of options or warrants who exercise them and purchase shares of common stock

The number of shares which may be sold in this offering that are freely transferable is 1,855,938, and the number of shares that may be sold by affiliates pursuant to Rule 144 is approximately 3,711,876.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties, which may include statements about our:

   o business strategy
   o expansion of our manufacturing capabilities
   o plans for hiring additional personnel
   o plans for entering into collaborative agreements
   o anticipated sources of funds, to fund our operations following the date of this prospectus
   o plans, objectives, expectations and intentions contained in this prospectus that are not historical fact

     When used in this prospectus, the words "expects," "anticipate," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "risks factors" and elsewhere in this prospectus. We assume no obligation to update any forward-looking statements.

              HOW WE INTEND TO USE ANY PROCEEDS FROM THIS OFFERING

     Selling security holders are making this offering and we will not receive any of the proceeds of these sales. We may receive cash proceeds to the extent any warrants are exercised. If all of the warrants were exercised we could receive net proceeds of approximately $3,100,000. Any proceeds will be used for working capital and general corporate purposes. Pending the use of any proceeds they will be invested in short term investment grade, interest-bearing securities. We estimate our expenses in connection with this offering will be $55,000.

                           PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the NASDAQ Small Cap Market under the symbol STHK since November 2000. Prior to that time, our common stock had been trading on the OTC Bulletin Board.

     The table below sets forth the high and low price per share of our common stock for the quarters indicated:

                                                           High           Low
                                                           ----           ---
2000
         Quarter ending January 31, 2000                 $   8.12       $  5.12
         Quarter ending April 30, 2000                      18.75          8.87
         Quarter ending July 31, 2000                       14.00          7.00
         Quarter ending October 31, 2000                    10.82          7.51

2001
         Quarter ending January 31, 2001                 $   9.88       $  5.38
         Quarter ending April 30, 2001                       7.44          3.82
         Quarter ending July 31, 2001                        5.15          3.95
         Quarter ending October 31, 2001                     4.83          2.05

2002
         Quarter ending January 31, 2002                 $   3.67       $  1.95
         Quarter ending April 30, 2002                       3.63          2.47
         Quarter ending July 31, 2002
           (through July 19, 2002)                           3.38          1.40


     On July 19, 2002 the reported closing price on the NASDAQ Small Cap Market for our common stock was $1.75 per share.

                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our common stock. The current policy of the Board of Directors is to retain any earnings to provide for the development and growth. Consequently, no cash dividends are expected to be paid in the foreseeable future on shares of common stock. The holders of the preferred stock are entitled to receive if, when as declared by the Board of Directors a quarterly preferred dividend at the rate of 8% per year, payable in additional shares of preferred stock. No dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on the preferred stock have been declared and paid in full. The current policy of the Board of Directors is to retain any earnings for our operations, and there is no intention of paying cash dividends on the outstanding preferred shares.



                                 CAPITALIZATION

     The following table sets forth our capitalization as of April 30, 2002. Our capitalization is presented:

   o on an actual basis; and
   o as adjusted to reflect the exercise of all of the 927,969 warrants at $3.34 per share which would result in net proceeds of approximately $3,100,000.

                                                                                   April 30, 2002
                                                                          -------------------------------
                                                                             Actual           As Adjusted
                                                                          ------------       ------------
Long-term debt                                                            $     39,417       $     39,417

Short-term debt                                                                 46,099             46,099
                                                                          ------------       ------------

                                                                                85,516             85,516
                                                                          ============       ============
Stockholders' equity
     Preferred Stock; Authorized 10,000,000 (no par value)
     shares of which 2,500,000 are designated as
     Cumulative Convertible Redeemable Preferred Stock
     35,000 shares issued and outstanding at 04/30/02                          350,002            350,002

     Common stock;  800,000,000 (no par value) shares authorized
     10,254,220 shares issued and outstanding at 04/30/02                   14,745,656         17,845,072

Additional paid-in capital                                                   1,742,745          1,742,745

Accumulated deficit                                                        (12,530,330)       (12,530,330)
                                                                          ------------       ------------
Total stockholders' equity                                                $  4,308,073       $  7,407,489
                                                                          ------------       ------------
     Total capitalization                                                 $  4,393,589       $  7,493,005
                                                                          ============       ============


The number of shares of common stock reflected as issued in the table above, both on an actual basis and on an adjusted basis does not reflect the following:

     o 1,197,500 shares of common stock subject to options issued at a weighted average exercise price of $5.98 per share under our 1995 Stock Option Plan.

     o 307,000 shares of common stock subject to options issued at a weighted average exercise price of $2.04 per share under our 2000 Stock Option Plan.

     o Warrants to purchase 396,464 shares at $15.00 per share.


                                       21


                                    DILUTION


     If you exercise your warrants, you will incur immediate and substantial dilution of $2.68 per share in net tangible book value per share of common stock from the price you paid. Net tangible book value per share is determined by dividing the total number of shares outstanding of common stock into the difference between total tangible assets less total liabilities. This dilution will reduce the value of your investment.

     At April 30, 2002, our net tangible book value was $4,308,073 or $.42 per share on an actual basis. After giving effect to the exercise of all of the 927,969 warrants at $3.34 per share respectively, and after deducting offering expenses, as if this offering had been completed as of April 30, 2002, our pro forma net tangible book value on April 30, 2002 would be approximately
$7,407,489 or $.66 per share.

     This represents an immediate increase in the net tangible book value of approximately $.24 per share to our existing shareholders, and an immediate and substantial dilution of $2.68 per share to new investors. The following table illustrates this per-share dilution:

Weighted Average price of common stock warrants.................         $3.34
         Net tangible book value as of April 30, 2002...........   .42
         Increase attributable to new investors.................   .24
Pro forma net tangible book value after this offering...........           .66

Dilution to new investors   ....................................         $2.68

     The following table summarizes, as of April 30, 2002 on a pro forma basis described below, the number of shares of common stock purchased in this offering, the aggregate cash consideration paid and the average price per share paid by officers, directors, promoters and affiliated persons ("existing stockholders") for common stock acquired since 1995 and by new investors purchasing shares of common stock in this offering:

                               Shares Purchased          Total Consideration    Average
                           -----------------------       -------------------    Price per
                             Number        Percent         Amount    Percent     Share
                           ----------      -------       ----------  -------    ---------
Existing stockholders      10,254,220        91.7        14,385,813    82.2       1.40
New Investors                 927,969         8.3         3,099,416    17.8       3.34
                           ----------         ---        ----------    ----
Total                      11,182,189       100.0        17,485,229   100.0
                           ==========       =====        ==========   =====


     The discussion and tables above give effect to the exercise of the 927,969 warrants at an exercise price of $3.34 per share. As of April 30, 2002, options to purchase an aggregate of 1,504,500 shares were issued at a weighted average exercise price of $5.16 per share. They have not been included in the above tables and discussions. In addition 701,089 shares are available for future option grants under our stock option plans. To the extent any of these options are exercised and any additional options are granted and exercised there will be further dilution to new investors.

                                       22


                            SELECTED FINANCIAL DATA

     The following summary financial information should be read in conjunction with our financial statements and their related notes and "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and
"Financial Statements and Supplementary Data" which are incorporated herein by reference. The statement of operations data for the years ended October 31, 1999, 2000, and 2001, and the balance sheet data as of October 31, 1999, 2000, and 2001 have been derived from audited financial statements included in this prospectus. The statement of operations data for the years ended October 31, 1997, and 1998 and the balance sheet data as of October 31, 1997 and 1998 have been derived from audited financial statements some of which are not included in this prospectus. The statement of operations data for the six months ended April
30, 2001 and 2002 and the balance sheet data at April 30, 2002 and 2001 are derived from, and incorporated by reference to, our unaudited interim financial statements included in this prospectus.

                                                                                                           Six Months
                                                          Year Ended October 31,                         Ended April 30,
----------------------------------------------------------------------------------------------         ------------------
Statement of operations data:                1997       1998      1999        2000       2001           2001        2002
                                           -------    -------    -------    -------    -------         -------    -------
                                                               (in thousands)                             (unaudited)
Revenues ................................. $    10    $ 1,089    $ 2,269    $ 1,069    $ 2,400         $     0    $   136
Cost of revenues .........................       0        446      1,846        802      1,463               0        156
                                           -------    -------    -------    -------    -------         -------    -------
Gross profit .............................      10        642        131        266        937               0        (20)
Operating expenses:
General and administrative expenses ......     681        665      1,156      2,068      2,371           1,062      1,399
Research and development expenses ........       0          0          0         75        151              57         83
Selling expenses .........................     226        451        321        855        853             415        458
                                           -------    -------    -------    -------    -------         -------    -------
Total operating expenses .................     907      1,116      1,477      2,998      3,375           1,534      1,940
                                           -------    -------    -------    -------    -------         -------    -------
Loss  from operations ....................    (898)      (474)    (1,346)    (2,731)    (2,438)         (1,534)    (1,960)
Other expense (income):
Interest expense .........................       9          9         33          5         15               0          0
Other expense (income) ...................     (29)       (24)      (101)      (324)      (182)           (129)       (14)
                                           -------    -------    -------    -------    -------         -------    -------
Loss before income taxes .................    (877)      (459)    (1,278)    (2,412)    (2,271)         (1,405)    (1,946)
Income tax expense .......................       1          4         11         18         28              11         (9)
                                           -------    -------    -------    -------    -------         -------    -------
Net income (loss) ........................ $  (878)   $  (463)   $(1,289)   $(2,430)   $(2,299)        $(1,416)   $(1,955)
                                           =======    =======    =======    =======    =======         =======    =======
Net income (loss) per share - basic ......   (0.12)     (0.07)     (0.19)     (0.63)     (0.30)          (0.19)      (.21)
                                           =======    =======    =======    =======    =======         =======    =======
Weighted-average shares
outstanding - basic ......................   6,695      6,888      6,876      7,431      8,359           8,207      9,449

                                                                                                           Six Months
                                                      Year Ended October 31,                             Ended April 30,
                                           ------------------------------------------                   -----------------
Balance Sheet Data:                         1997     1998     1999     2000     2001                     2001       2002
                                           ------   ------   ------   ------   ------                   ------     ------
                                                           (in thousands)                                  (unaudited)
Cash and cash equivalents ................ $  988   $  156   $5,496   $5,221   $2,207                   $4,258     $2,521
Working capital ..........................    965      539    5,665    4,664    2,096                    2,954      2,472
Total assets .............................  1,202    1,824    6,374    7,078    4,663                    7,682      5,016
Total stockholders' equity ...............  1,013      661    6,015    5,881    3,922                    4,730      4,308
Long-term obligations ....................      0        0        7       13       43                       57         39


                                       23

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes appearing at the end of this prospectus. Our discussion contains forward-looking statements based upon our current expectations that involve risks, and our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under risk factors, business and elsewhere in this prospectus.

     For the six months ended April 30, 2002, approximately 85% of our revenue was generated by sales to customers located outside the United States. We believe that international sales will continue to account for a significant portion of our sales for the foreseeable future. Current sales are denominated in U.S. dollars and foreign exchange rate fluctuations have not had an impact on our results of operations. All of the revenues reported are from contracts to purchase our Plasma Converters, consulting and demonstration fees, and packing and shipping.

Comparison of six months ended April 30, 2002 and 2001

     Revenues. Our total revenues were $ 136,471 for the six months ended April 30, 2002, as compared to $ 0 for the same period in 2001, an increase of $ 136,471. The increase is due to an extension of the original contract with Eiko Systems Corporation to include an order for an additional sub-system, as well as payment for related packing and shipping charges for the entire Eiko shipment to Japan as well as from a test program that was performed for a major petroleum company.

     Gross Loss. Our gross loss was $(19,847) for the six months ended April 30, 2002 an increase of $(19,847) from the same period in 2001. Our gross margins decreased a result of higher than expected costs associated with the installation of the Eiko system in Japan.

     General and Administrative Expenses. Our general and administrative expenses for the six months ended April 30, 2002 were $1,398,887 and increase of $336,616, or 31.7%, from the same period in 2001. This increase in substantially related to increased salary expense and employee benefits required to hire and train additional personnel in marketing and engineering as planned, and increased depreciation expenses.

     Research and Development Expenses. Our research and development expenses for the six months ended April 30, 2002 were $83,267 an increase of 45.4%, from the same period in 2001. The increase is related to various research and development projects with an emphasis on the engineering and design advances of the Plasma Converter & sub-systems.

     Selling Expenses. Our selling expenses for the six months ended April 30, 2002 were $457,647 an increase of $43,201 or 10.4%, for the similar period in 2001. The costs related to selling expenses increased as a result of new marketing materials created for our new and existing customers.

     Interest Income. Our interest income for the six months ended April 30, 2002 was $13,715, as compared to $129,335 in the similar period 2001 a decrease of 89.4%. The decrease is due to lower average cash balances, and lower interest rates earned on our investments as a result of the Federal Reserve's lowering short-term interest rates.

     Income Taxes. During the six months ended April 30, 2002 income taxes paid were $8,610 as compared to tax payments of $10,860 in the same 2001 period. This payment was related to a estimated tax payment to the State of Connecticut. We have minimal tax obligations due to the fact that we have not as yet had any profitability. We have loss carry forwards of $9.8 million to offset against future profits.

Comparison of Years Ended 2001 and 2000

     Revenues. Our total revenues were $ 2,400,000 for the year ended October 31, 2001, as compared to $ 1,069,441 for the same period in 2000, an increase of $ 1,330,559 or 124.4%. The increase is due to the shipment of a 10,000 pound-per-day Plasma Converter to Eiko Systems Corporation located in Japan. This Eiko contract represented all of the revenues for the year ended October 31, 2001.

     Gross profit. Our gross profit was $937,404 for the fiscal year ended October 31, 2001 an increase of $670,590 or 251.3% from the same period in 2000. Our gross margins on revenue were 39.1% for the year ended October 31, 2001 versus 25.0% for the year ended October 31, 2000. The margins improved as a result of increased efficiencies in identifying subcontractors and procuring materials.

     General and administrative expenses. Our general and administrative expenses for the year ended October 31, 2001 were $2,370,882 an increase of $302,646, or 14.6%, from the same period in 2000. This increase resulted from higher depreciation expenses, office rental expenses, bad debt expense, insurance expenses, and higher salary costs related to hiring additional personnel.

     Research and development expenses. Our research and development expenses for the year ended October 31, 2001 were $151,167 up 102.8%, from the same period in 2000. The increase is related to costs associated with our engineering and design advances of the Plasma Converter sub-systems. Further, additional costs were for the research, development and design of Starcell (TM). Starcell(TM) is our latest product development that will improve the marketability and versatility of our Plasma Converter system, as well as Starcell's ability to operate as a stand-alone system for the production of hydrogen.

     Selling expenses. Our selling expenses for the year ended October 31, 2001 were $853,114 a decrease of $2,266 or less than 1%, for the similar period in 2000. The costs related to selling expenses comprised mainly of demonstrations at our Bristol showroom facility, as well as travel and consulting arrangements associated with marketing activities.

     Interest income. Our interest income for the year ended October 31, 2001 was $182,193, as compared to $324,221 in the similar period 2000 a decrease of 43.8%. The decrease is due to lower cash balances and lower interest rates earned on our investments resulting from the Federal Reserve lowering short-term interest rates.

     Income taxes. Income taxes for the year ended October 31, 2001 were $27,788 as compared with $18,333 in the similar period 2000. We have minimal tax obligations due to the fact that we have not had meaningful profitability to this point. We have loss carry forwards of $7.8 million to offset against future profits.

Comparison of Years Ended 2000 and 1999

     Revenues. Our total revenues were $ 1,069,441 for the year ended October 31, 2000, as compared to $ 2,268,964 for the same period in 1999, a decrease of $ 1,199,523 or 52.9%. Our decrease in revenue was due to the fact that in the 1999 period we were working on the Army sub-contract, whereas for the year ended October 31, 2000, we were receiving no additional revenue from the Army sub-contract as we had completed the Assembled Chemical Weapons Assessment Army
(ACWA) Project. In addition to the above, revenues were lower than expected due to delays in progress payment for the three systems we had contracted to build during that period for Taiwan, South Africa and Japan. While initial deposits of varying amounts have been received for these systems, and preliminary design work was completed, their manufacture has been delayed at the request of the purchasers for reasons unrelated to our ability to manufacture and ship as contracted.

     Gross profit. Our gross profit was $266,814 for the fiscal year ended October 31, 2000 an increase of $136,109 or 104.0% from the same period in 1999. Our gross margins on revenue were 24.9% for the year ended October 31, 2000. The improved gross profit margins for the year ended October 31, 2000 were attributable to revenues earned from the final payment fee from the US Army for the Assembled Chemical Weapons Assessment Army (ACWA) Project, improved profit margins associated with our strategic agreement with UXB International, and lower associated costs related to our distributors. For the year ended October 31, 1999 lower gross profit margins resulted mainly from the higher than expected initial costs relating to the Assembled Chemical Weapons Assessment Army (ACWA) project.

     General and administrative expenses. Our general and administrative expenses for the year ended October 31, 2000 were $2,068,236 an increase of $591,133, or 40.1%, from the same period in 1999. The significant acceleration in expenses is due to substantial increases in the following areas: hiring additional professional and administrative personnel to support our operations, international and domestic travel, printing expenses related to required SEC filings, office rental expenses, professional services fees and insurance expenses.

     Research and development expenses. Our research and development expenses for the year ended October 31, 2000 were $74,534 up 100.0%, from the same period in 1999 during which no research and development expenses were reported. The increase is due to costs related to improved design and engineering of our Plasma Converter, and the development of StarCell.

     Selling expenses. Our selling expenses for the year ended October 31, 2000 were $855,380, an increase of $788,522, or 1,179%, from the similar period 1999. The increase is due to salaries for existing personnel, higher marketing and demonstration cost.

     Interest income. Our interest income for the year ended October 31, 2000 was $324,221, as compared to $101,520 in the similar period 1999 and increase of 219.0%. The increase is due to higher cash balances as a result of the completed preferred private placement dated October 20, 1999, and warrants that were exercised during the year 2000.

     Income taxes. Income taxes for the year ended October 31, 2000 were $18,333 as compared with $10,864 in the similar period 1999. We have minimal tax obligations due to the fact that we have not had meaningful profitability to this point. We have loss carry forwards of $5.6 million to offset against future profits.

Comparison of Years Ended 1999 and 1998

     Revenues. Our total revenues for the year ended October 31, 1999 were $2.3 million, an increase of $1.2 million, or 108%, from the year ended October 31, 1998. Our increase in revenue was due to the award of the ACWA Army sub contract, which we demonstrated at the Aberdeen Proving Grounds. This Army sub contract represented 98% of revenues for both years ended October 31, 1999 and 1998.

     Gross profit. Our gross profit was $131,000 for the year ended October 31, 1999 a decrease of $511,000, or 80% from the year ended October 31, 1998. Our gross margins on revenue was 5% for the year ended October 31, 1999 compared to gross margins on revenue of 59% for the year ended October 31, 1998. The 1999 decrease in gross profit margin resulted mainly from the completion of the demonstrations for the Army ACWA program at Aberdeen Proving Grounds.

     General and administrative expenses. Our general and administrative expenses for the year ended October 31, 1999 were $1.2 million, an increase of $491,000, or 74%, from the year ended October 31, 1998. The increase is due to a higher level of salaries as a result of the hiring additional personnel to support our growth, professional fees, insurance, and stockholder relations.

     Selling expenses. Our selling expenses for the year ended October 31, 1999 were $321,000, an decrease of $130,000, or 29%, from $451,000 for the year ended October 31, 1998. The decrease is due to lower customer demonstration activity at Aberdeen Proving Grounds.

     Interest expense. Our interest expense for the year ended October 31, 1999 was $33,000, an increase of $24,000, or 266%, from $9,000 for the year ended October 31, 1998. The increase is due to interest expenses relating to a note payable to Connecticut Development Authority.

     Interest income. Our interest income for the year ended October 31, 1999 was $101,000, an increase of $78,000, or 339%, from $23,000 for the year ended October 31, 1998. The increase is due to higher cash balances as a result of a private placement completed on October 20, 1999.

     Income taxes. Income taxes for the year ended October 31, 1999 were $11,000 as compared with $4,000 in the similar period 1998.

Liquidity and Capital Resources

     As of April 30, 2002, we had cash of $2,521,810 and working capital of $2,472,317. During the quarter ended April 30, 2002, our cash increased by $1,469,422. This was primarily due the completion of our private placement offering.

     On March 25, 2002 we completed a private placement pursuant to which we issued 927,969 shares of our unregistered common stock at $2.60 per share, resulting in net proceeds of approximately $2,283,706 after commissions and expenses. We also issued one common stock purchase warrant for each share of common stock purchased, exercisable at a price equal to 120% of the market price of the common stock on the NASDAQ Small Cap Market based on the average closing price per share for the ten (10) trading days immediately preceding March 25, 2002. Accordingly, the exercise price per share is $3.34.

     Our investing activities have consisted primarily of short-term high quality liquid investments, with maturities with three months or less when purchased, which are considered cash equivalents. The primary investments are high quality commercial paper, U.S. treasury notes and Treasury-bills.

     For the six months ended April 30, 2002 we declared two quarterly dividends on its Series A convertible preferred in the aggregate amount of $15,317, which was paid by the issuance of 1,531 shares of Series A preferred shares.

     We believe that cash generated from operations, our current cash balances, and other sources of capital, will be sufficient to satisfy our projected working capital and planned working capital expenditures for up to one year.

Qualitative and Quantitative Disclosures about Market Risk

     We develop products in the United States and market our products in North America, Japan, Europe, Asia, Africa, Middle East, South America as well as other parts of the world. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Because a significant portion of our revenues are currently denominated in U. S. dollars, a strengthening of the dollar could make our products less competitive in foreign markets. Our interest income is sensitive to changes in the general level of U.S. interest rates, particularly since the majority of our investments are in short - term instruments. Due to the short-term nature of our investments, we believe that there is not a material risk exposure.

                                    BUSINESS

Overview

     We are a manufacturing solutions company that manufactures, markets and sells a recycling system called the Plasma Converter for the global marketplace. Until January 2002 we were solely engaged in the manufacture and sale of equipment for use by others. Thereafter, we have attempted to broaden the scope of our available revenue opportunities. This change was brought about by management's decision to expand its market penetration strategies and opportunities. Rather than only market and sell our products for use by others we are now seeking opportunities to become directly involved in the operation and use of our products. We believe there is no entity that knows more about the utility and capability of our products than we do. We reconsidered our stated philosophy of not engaging in the processing of feedstock materials and/or waste and decided that it was timely to seek out and include all possible market penetration strategies, including build own operate, build own transfer of ownership, and joint development projects.

     By concentrating on re-positioning our company for long-term growth, we have not achieved the sales goals we had anticipated would occur in the first six months of this fiscal year. The situation has been further exacerbated by the general economic climate throughout the world. We believe this new way of approaching the market will allow maximum penetration in the shortest timeframe.

Significant events are driving demand for our Plasma Converter. They include:

   o Increases in waste, and in particular hazardous wastes, due to rising consumer/industrial demand and population growth in most nations.
   o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatory, socially and environmentally unacceptable.
   o A need for critical resources such as power and water to sustain local economies.
   o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     Our core Plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. These products add value to our customers' business so they can now realize revenue streams from disposal or processing fees, a reduction in material disposal costs, as well as from the sale of resulting commodity products and services. Alternatively, this will allow them to generate the product they need while at the same time using a zero cost basis, or revenue generating source of raw material (waste). The costs of hazardous waste treatment and disposal methods continue to rise, and now range from approximately $900 to more than $2,000 per ton. This does not include the additional processing, handling, packaging, insurance and management costs sustained by the hazardous waste generator within its facility prior to final disposal.

     Since 1995 we have been actively educating and promoting to our customers the benefits of plasma over other forms of waste remediation technologies. Ongoing education of the public and government is continuing. Like most new technologies we have been met with varying degrees of resistance. In 2001, recognizing the increasing importance of alternative energy and power sources in general, and hydrogen in particular, we expanded our product line to include StarCell(TM), a hydrogen separation technology. Working in conjunction with our core product, the Plasma Converter(TM), StarCell provides a green and renewable source of hydrogen power. A rising comfort level with plasma based technologies resulting in part from our educational and informational efforts has created a much more receptive marketplace. We have taken steps to transform our business model from being solely a seller of equipment to a total solutions provider, including facility ownership or management.

     Our business model and its market development strategies arise from our mission, which is to change the way, the world views and employs discarded materials; what many would now call waste. We expect to achieve this objective by strategically marketing a series of products and services emanating from the core Plasma Converter (TM) technology, resulting in saleable fossil fuel alternatives while providing a safer and healthier environment. This strategy will be implemented through build own operate/build own transfer of ownership facilities, joint development projects, engineering services and Plasma Converter sales with after sales support and service.

Markets

     We view our business as divided into three key market segments; power/energy, waste remediation, and engineering services. Projects are generally categorized according to the specific or stated objective of the customer, waste remediation or power generation. A customer may have a need to remediate a particularly onerous waste such as PCB's but has no need to produce commodity products. The goal is to simply get rid of waste. That would be considered a waste remediation project. Conversely, a customer in an area with limited or high cost power may want to select a waste stream to give the greatest amount of Plasma Converted Gas (TM) with which to produce power to run his system or for other power uses. The production of power is the desired benefit and the feedstock (waste material) selected is chosen for the highest quality commodity product produced, in this case electric power.

Power/Energy

     This segment includes projects that incorporate equipment that create power/energy products to work in conjunction with our core plasma technology. We have established a strategic alliance with Hydro-Chem, a division of Linde, located in Canton, Georgia to promote the production of hydrogen and methanol created by using our Plasma Converter. Hydro-Chem is a leading U.S. based manufacturer of methanol plants and will be scaling its units to match the Plasma Converted Gas output of our Plasma Converters. Similar alliances in this segment will be pursued with other significant power/energy equipment and/or generation companies.

Waste Remediation

     This part of our business includes projects where the emphasis of the customer is to dispose of its waste material in an environmentally responsible, and cost effective, manner. Waste material disposal costs vary greatly depending on the composition of the waste. We will be specifically targeting customers that will receive the most economic gain form using our technology. Examples of such waste streams are:

               o  Medical waste
               o  Pharmaceutical waste
               o  PCBs
               o  Chemical weapons
               o  Incinerator ash
               o  Anthrax and other biological contaminants
               o  Sewer and power-plant-scrubber sludge
               o  Paints and solvents
               o  Electronic industry waste
               o  Contaminated soils
               o  Asbestos and other hazardous waste streams

We further delineate these markets into the following categories:

  o  Onsite Treatment
     -    Hospitals and medical centers
     - Industrial hazardous waste generators such as petrochemical, chemical, refining, and metals companies.
     - Government agencies such as Department of Defense, Department of Energy.

  o  Offsite Treatment (at an integrated waste management facility)
     -    Waste management and/or transport companies

  o  Mobile Treatment
     - All of the above who value the ability to move quickly from site to site

We believe that the primary factors that create demand for our Plasma Converters include the need for customers to:

  o  Reduce the costs for hazardous and toxic waste disposal;
  o Eliminate personal and organizational liability associated with hazardous and toxic waste disposal;
  o Comply with present and anticipated environmental regulations in a cost-effective manner;
  o  Recover products for use or sale; and
  o  Destroy wastes completely, safely and irreversibly.

We believe our Plasma Converter meets customers' needs because our system:

  o Reduces the cost and risk associated with hazardous waste generation and disposal;
  o  Performs safer than prevailing environmental standards;
  o  Converts wastes into products for use or for sale;
  o  Destroys wastes safely and irreversibly; and
  o Comes in small and large system capacities, in stationary and mobile configurations.

Engineering Services

     This segment relates to a wide range of bundled and unbundled services that we can provide for our customers including material testing, waste analysis, environmental processing solutions, pro-forma test analysis, and application engineering services. We expect to grow the contract testing and services areas of our business as demand for testing and analysis of specialized waste streams from customers' increases.

Sales Strategy

     Central to our growth strategy is maximizing market penetration and reducing the barriers of entry while optimizing our revenue sources. To achieve that objective, we have identified four key marketing strategies that make up the overall model. They are:

  1. Build Own Operate/Transfer Of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and high value processing and or disposal fees are contracted for and significantly increase ongoing revenue streams. The revenue generated by these types of projects has been shown to be up to ten times that realized from a straight equipment sale over the life of the project.

  2. Joint-Development Projects: In a joint development project we will assume an equity position in return for a reduced purchase price on our equipment and associated engineering and management services. An additional advantage is that we receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the sole source joint development company.

  3. Equipment Sales: We will continue to be a direct seller of our products to customers who prefer to purchase, lease, and operate our equipment. We will sell or lease our Plasma Converter and associated equipment to a customer with no equity position in the project. However, we will offer Long Term Service Agreements to create residual or ongoing revenue in this area.

  4. Engineering Services: This area will include testing and application engineering services for outside companies other than Plasma Converter customers, as well as material testing, waste analysis, and environmental processing solutions for Plasma Converter system customers.

     Key to our development of world markets is our sales network. We sell systems through independent representatives and distributors, which helps to keep sales costs variable and low. Representatives are paid a commission on sales. Distributors purchase systems, mark them up, and re-sell them to customers. Distributors are also responsible for supplying after sales parts and service.

     Our senior management also sells directly to house account customers, in addition to seeking out projects for build, own, operate and build, own, transfer of ownership facilities. Such customers and projects might include large corporations with activities in many states or countries, or sovereign governments where the complexity of the bidding process on projects requires a large degree of company time and attention.

     We manufacture modular, skid-mounted systems that are easy to transport in standard tri-modal containers for shipment to any market in the world. All shipping and related costs are absorbed by the customer. An exception to this arrangement is where we would be shipping systems for a wholly owned build own operate project or build own transfer of ownership project.

     On December 19, 2001 we entered into a definitive agreement with Vitech Enterprises Inc. to pursue a joint development project to commercialize a ten ton per day Plasma Converter(TM) based remediation site to process and irreversibly destroy pharmaceutical products. The new site will be located in South Carolina. The collaboration brings together our proprietary material processing technology and engineering support with Vitech's extensive management experience in the processing and disposal of certain pharmaceutical products.

     We will own 25% of the project and will have representation on the Board of Directors. In return for ownership of 25% of the project we will provide ViTech a price reduction on the purchase of its first Plasma Converter, engineering and support services, and exclusive processing rights for selected pharmaceutical applications. We have no other financial obligations for the project. ViTech employees will manage the daily operations with support from Startech as needed.

     We require down payments and progress payments to be scheduled (for direct sales and joint-development projects) so that cash flow in the manufacturing process will be positive. We will obtain project financing against guaranteed waste streams/ processing and or disposal fees for projects to fund manufacturing, shipping, and installation costs before facility startup. We may also incorporate performance insurance for these projects to guarantee performance on the specific waste stream to be processed as well as the obtaining of necessary local permits to begin operation.

     Future sales revenues will be produced by the combination of the purchase price for the system supplemented by ongoing usage fees. The usage fees will vary depending on use, subject to minimum monthly usage fees embodied in the sales agreements. Depending on the customer's application, usage fees may range between two and five cents per pound, and will be compiled by electrically metered watt-hour consumption.

     For the fiscal years 1999, 2000, 2001 and the six months ended April 30, 2002 100% of our revenue was from the sale and demonstration of our only product, the Plasma Converter. Sales to our international customers accounted for approximately 5.8%, 55.0%, 100% and 85.0% of total revenues in fiscal years 1999, 2000, 2001 and the six months ended April 30, 2002. Sales to our domestic customers accounted for approximately 94.2%, 45.0%, 0.0% and 15.0% of total revenues in fiscal years 1999, 2000, 2001 and the six months ended April 30, 2002. We believe that international sales will continue to account for a significant portion of our sales for the foreseeable future. Current sales are denominated in U.S. dollars and foreign exchange rate fluctuations have not had an impact on our results of operations. All of the revenues reported are from contracts to purchase our Plasma Converters, consulting and demonstration fees, and distributorship revenues.

     In our previous public announcements we had indicated that we expected to deliver 5 Plasma Converters by the end of the second quarter in 2001, an expectation that we did not meet. Those expected sales were in South Africa, Taiwan, Rhode Island (USA), Japan, and the Philippines. The expected sales for South Africa and the Philippines are still active and pending. South Africa has been delayed by our African Distributor's decision to hold off purchasing a system until their facility receives a final permit, expected sometime in October 2002. The Philippine sale has been delayed due to political and societal instability in that region, but is now expected to close in the fourth quarter of 2002. The sale to Japan was delivered in the fourth quarter of 2001. The announced sales for Taiwan and Rhode Island are no longer active.

Primary Customer

     For the fiscal year ended October 31, 2001, a commercial sale to Eiko Systems Corporation provided us with 100% of our revenues. The contract was for the delivery of a 5 ton-per-day Plasma Converter for processing hazardous incinerator ash located in Fukuwoka, Japan.

Strategic Alliances

     The strategic alliances we have entered to help further develop our market scope and penetration is set forth below. The agreements entered into with each strategic partner provide that we mutually seek opportunities that utilize our proprietary process and the particular expertise and know-how of the other strategic partner. The agreements also provides for the formation of mutually agreeable business arrangements concerning the commercialization of our system, and the termination by either company upon written notice, except for survival of confidentiality, and intellectual property provisions. The principal benefit each of these alliances bring to us is the ability to have expertise available to us on an as needed basis as we move forward and attempt to expand our business in areas which require our system and our strategic partner's expertise. Each represents a potentially significant revenue source. None of the alliances have any specific financial requirements on part of either party. Such requirements, if any, will be determined if and when a business opportunity materializes. Accordingly we do not give any effect to our strategic alliances in our financial statements, as there is no financial impact at this time. The benefit to each of our strategic alliance partners is the possibility of future revenue opportunities through the need for their specific area of expertise required by contracts with our customers.

Skidmore Owings & Merrill, LLP

     Skidmore Owings & Merrill is a privately held partnership that offers architectural and engineering services. The firm has offices in Chicago, New York, San Francisco, Los Angeles, Washington D.C., with affiliates in Hong Kong, London and Sao Paolo. Our agreement provides for Skidmore Owings & Merrill's participation, on a case-by-case basis, with the design and construction of facilities for Plasma Converter resource recovery centers. The term of the Agreement is for three years expiring March 14, 2003, with a three-year renewable option. This alliance enables us to provide architectural design, plant engineering design, and construction management capabilities and support for large projects. The use of the Plasma Converter configured for use in large-scale facilities represents a potential significant revenue source.

UXB International, Inc.

     UXB International, Inc. is a privately owned company, located in Ashburn, Virginia. UXB is one of the largest explosive ordnance disposal companies in the world. Unexploded ordnance and explosive ordnance refers to munitions and weapons such as landmines, rockets, bomblets, mortars, propellants and chemical warfare materiel that are found on military bases, firing and bombing ranges, and former war zones scattered throughout the world. Our agreement requires the parties to seek out sales opportunities employing the Plasma Converter systems in both stationary and mobile configurations. We will supply the equipment and UXB will supply the knowledge and expertise in the highly technical and sensitive field of unexploded ordnance. Unexploded ordnance opportunities are a potential significant revenue source. The term of the agreement is five years and will expire on September 30, 2004. The agreement calls for automatic five-year renewals unless one party provides notice to the contrary to the other sixty days prior to the expiration date.

Ensign-Bickford Company

     Ensign-Bickford, founded in 1836, is a preeminent privately owned explosives manufacturing, engineering and services company with extensive experience and expertise in the field of advanced explosives, detonation and ordnance science and technologies for both private and government sector markets. Our agreement provides for us to work together to obtain contracts to sell equipment, products and services of both companies to process and destroy various forms of chemical weapons, demilitarization wastes and unexploded ordnance worldwide. We have been working together on non-incineration systems for the destruction of the U.S. Chemical Weapons Stockpile, and expect to work together to secure contracts using our Plasma Converter and Ensign-Bickford's products and services for the remediation of munitions and radioactive waste. Ensign-Bickford provides us extensive experience in the area of advanced explosives, detonation, blasting and other ordnance science technologies. Sales for these markets represent a potential significant revenue source. Our agreement expires on March 28, 2004, with an automatic three-year renewal absent 60 days written notification by either party to the contrary.

Chase Environmental Corporation

     Chase Environmental is a privately owned company headquartered in Louisville, Kentucky comprised of engineers and scientists with extensive expertise in operating, siting, and obtaining permits for radioactive waste processing facilities. Chase has agreed to assist us in obtaining sales of our systems to customers generating radioactive wastes. Disposing of radioactive wastes require highly specialized knowledge. Chase's experience and reputation in this field adds a significant component to our ability to sell equipment in this sensitive and specialized market. The ability to penetrate this market could be a significant potential revenue source. This agreement expires on November 17, 2002, subject to an automatic five-year renewal absent 60 days written notification by either party to the contrary.

Calumet Coach Company

     Calumet Coach of Calumet City, Illinois is a privately owned Company that has been building mobile units in both semi-trailer and self-propelled configurations for the past fifty years, serving special health care, military and industrial applications throughout the world. Our agreement provides for incorporating Plasma Converter into various semi-trailer and self-propelled mobile configurations for use in processing hazardous wastes in remote locations. The ability to design, market and sell Plasma Converters in a vehicle mounted mobile configuration adds greater functionality and desirability to our system and creates a significant sales opportunity. The current term expires on October 22, 2002.

Hydro-Chem Company

Hydro-Chem Company a subsidiary of Linde AG, is an industrial company which designs and builds low cost factory-built industrial gas plants to produce methanol. Our strategic alliance agreement with Hydro-Chem Company is to produce and sell combined Plasma Converter Methanol systems and plants to produce low cost methanol from a variety of feed stock materials. This agreement expires on June 30, 2004.

Plasma Converter Development and Technology

     A device generally referred to as a plasma torch, although there is no fire involved in the device, produces the Plasma lightening-like arc in the Plasma Converter vessel to produce a plume of radiant energy. The Plasma Converter therefore is an electrically driven system that produces this intense field of radiant energy within the plasma vessel that causes the dissociation of the molecular bonds of solid, liquid, and gaseous compounds or materials of both hazardous and non-hazardous wastes. This destruction process is referred to as "molecular dissociation."

     Dissociation causes the molecules of the waste material to be separated into their elemental components, and reformed by the Plasma Converter System into special recoverable, commodity products. The process is not combustion or burning process, and the system should not be confused with an incinerator or a vitrification process. It is the intense energy field produced by the plasma plume within the Plasma Converter vessel that drives the dissociation process.

     The Plasma Converter vessel operates at normal atmospheric pressure quietly and safely. While the interior temperature of the plume is about 30,000 degrees Fahrenheit, the temperature of the refractory walls inside the vessel is maintained at about 3,000 degrees Fahrenheit and is the lowest temperature experienced within the vessel. On the average most wastes material will be dissociated or melted at temperatures exceeding 6,000 degrees Fahrenheit.

     The Plasma Converter consists of many well-proven process components currently used in the metallurgical and chemical industries. Solid wastes being fed to our system are automatically fed to the system through an air-locked infeed port, and the feeding is ordinarily on a continuous basis. Liquids, gases and sludge's can also be fed or pumped directly into the vessel through a pipe port. Bulk solids, liquids, gases and sludge may be fed in and processed simultaneously.

Recovered Commodity Products

     The Plasma Converted Gas(TM), a synthesis gas recovered from our system, after dissociation is drawn out of the vessel and put through our gas-polishing unit. The molten silicates, inorganics and metals, if any, are removed from the Plasma Converter vessel through a melt discharge port and recovery procedure.

     Recovered products can be used or sold as commodities for use in various manufacturing processes. It is expected that most of the Plasma Converted Gas will be used as a fuel gas and to a lesser degree, as a chemical feed stock; silicate materials recovered will be used in the ceramics, abrasives or the construction industries; the metallic components can be used or be readily available for sale with little or no additional processing. There is a newly developing interest in Plasma Converted Gas to produce hydrogen by use of our patented StarCell(TM) system. The economic justification for the use of our systems in hazardous waste applications does not rely on any revenues from the use or sale of the recovered commodity products, but the emergence of StarCell hydrogen may modify that attitude.

     The Plasma Converter processes materials in such a way that the elemental components of the feedstock can be recovered in from one to three distinct phases:

     (1)  synthesis gas Plasma Converted Gas that exists in the chamber;

     (2)  inorganic, glass-like silicates; and

     (3)  liquid metal.

     Depending on the composition of the feedstock, any of three may be produced.

What is Plasma?

     Plasma is simply a gas (air) that the Plasma Converter ionizes so it becomes an effective electrical conductor and produces a lightning-like arc of electricity that is the source of the intense energy transferred to the waste material as radiant energy. The arc in the plasma plume within the vessel can be as high as 30,000 degrees Fahrenheit ... three times hotter than the surface of the Sun. When waste materials are subjected to the intensity of the energy transfer within the vessel, the excitation of the wastes' molecular bonds is so great that the waste materials' molecules break apart into their elemental components. It is the absorption of this energy by the waste material that forces the waste destruction and elemental dissociation.

How the System Works

The basic Plasma Converter system consists of the following:

     In-feed System
     Plasma Vessel
     Gas Polisher
     Computer Control Station
     Power Supply

Process Overview of Plasma Converter System
-------------------------------------------

[OBJECT OMITTED]

Feed System

     The feed mechanism can simultaneously accommodate any proportion or combination of solid, liquid and gaseous feedstocks. Solid wastes, depending upon their composition, can be pumped, screw fed, or ram fed into the plasma vessel. A shredder ahead of the feed system may be appropriate to achieve size reduction or object separation prior to direct system feed.

     Liquid wastes, including sludges, can be pumped directly into the Plasma Converter System through the wall of the plasma vessel through a special infeed nozzle. The liquid feed system is designed to also accommodate any entrained solids that may be present.

     Similarly, gaseous feedstocks may also be introduced into the plasma vessel through a specially designed nozzle.

Plasma Vessel

     The plasma vessel is a cylindrical two-part container made of stainless steel with an opening in the roof through which the plasma torch is inserted. The vessel is lined with insulation and refractory to allow both maximum retention of internal energy and to protect the stainless steel container from the intense heat inside the vessel. The plasma vessel is equipped with inspection ports (including a video camera so the operator can see real time images inside the vessel to assist in Plasma Converter System operation), openings for introduction of feedstocks, and an exit port for removal of excess molten material. The smaller vessels are designed to remove molten material periodically through an automated tipping mechanism during which time the vessel may or may not remain in continuous operation. A design enhancement incorporated into the most recently constructed system is a continuous melt extraction feature which maintains the level of molten material in the plasma vessel at or below a preset limit without interrupting the operation of the system. This melt extraction system can be deployed with all sizes of Plasma Converters.

     The plasma vessel is specially designed to ensure that no feedstock material is able to reach the exit port without first passing through the plasma energy field and undergoing complete molecular dissociation. The method by which this is accomplished forms a part of our intellectual property. In addition, the plasma vessel is maintained at a slight negative pressure to ensure that no gases can escape to atmosphere.

     The plasma torch system is a commercially available product that we can purchase from any number of reputable vendors. Comparable plasma systems have been used extensively in the metallurgical industry for decades. The most maintenance-intensive aspect of the Plasma Converter System is the need to periodically replace electrodes, which occurs approximately every 300 to 500 hours of operation. Electrode replacement can be accomplished in approximately 60 minutes thus ensuring minimum downtime of the Plasma Converter System.

     The Plasma Converter System is also equipped with a torch positioner system that allows the operator to aim the torch at different points within the plasma vessel. This aspect of the Plasma Converter System allows the operator to quickly and efficiently treat feedstocks as they enter the vessel and move around inside the vessel to avoid any build-up of solidified melt that may occur on the vessel walls.

Gas Treatment System

The gas treatment system is comprised of six stages:

     o    High temperature cyclone separator to remove particulates
     o    Quench stage (with heat recovery, if desired)
     o    Cartridge dust collector to remove particulates
     o    Selective catalytic reduction to remove NOx
     o    Packed column scrubber to remove acids and volatized metals
     o    Final polishing

High Temperature Cyclone Separator
     The initial step of the gas treating process is a pre-quench in which the Plasma Converted Gas is cooled from approximately 1000(degree)C down to 650(degree)C by direct water injection with a conventional spray dryer arrangement. The Plasma Converted Gas then flows through a refractory lined pipe into a conventional, insulated cyclone fabricated with high temperature alloy and designed to operate at high temperatures. The purpose of the cyclone is to remove particulate matter, which is then collected and batch-fed back into the plasma vessel.

Quench
     Plasma Converted Gas then flows to a spray dryer designed to rapidly reduce the gas temperature from approximately 650(degree)C down to 120(degree)C. The importance of this temperature reduction is to ensure that dioxins and furans, troublesome by-products of incineration, do not form. In order for dioxins and furans to form, the gas would need to remain in a specific temperature zone (190 degree C to 330 degree C) for some period of time - conditions which are precluded by the quench.

Cartridge Dust Collector
     Plasma Converted Gas then flows to a commercial pulsejet cartridge dust collector with high-temperature cartridges and heating elements to prevent condensation. This unit is capable of automatically "blowing back" collected solids that are collected and batch-fed back into the plasma vessel.

Selective Catalytic Reduction (SCR)
     Upon exiting the dust collector, the Plasma Converted Gas is reheated to approximately 310(degree)C for selective catalytic reduction of Nitrous Oxide
(NOx) in a standard unit designed for this application where hydrogen present in the Plasma Converted Gas reacts with NOx to form atmospheric nitrogen and water. During periods where there is no hydrogen in the Plasma Converted Gas (e.g. during start-up, when processing materials that do not contain carbon), urea is added to reduce the NOx.

Packed Column Scrubber

     Upon exiting the SCR, Plasma Converted Gas undergoes a final quench with direct water injection to reduce the temperature below 50(degree)C. This prepares the Plasma Converted Gas for acid gas removal, which is accomplished in a standard horizontal packed column scrubber. Other inorganic species dissolve into the scrubbing liquid as common ions including chloride, fluoride, sulphate, phosphate, sodium and calcium. To manage the build-up of salts, the scrubbing solution is removed and replenished with fresh water. The wastewater typically requires no further treatment prior to discharge to sewer, except in the event there is a high concentration of heavy metals entering the system as feedstock. Approximately 75% of metals go into the melt with the remainder being volatilized and entrained in the Plasma Converted Gas where they are captured in the scrubber and carbon filter. The wastewater also contains particulates below one micron.

Final Polishing

     Final polishing of the Plasma Converted Gas is then accomplished by passing the gas through a mesh mist eliminator, a standard HEPA filter and granular activated carbon filter.

     Finally, a standard variable speed fan at the exit of the gas treatment train pulls Plasma Converted Gas through the entire system and maintains a constant, slight negative pressure within the plasma vessel.

     The system has been designed so that it is intuitive, and easy to use. The skill level of the operator need not be any higher than one having a reasonable technical aptitude.

Competition

     We believe we are the industry leader in the use of plasma technology. There are other plasma-based technologies in various stages of development that claim to achieve some, but not all, of the benefits achieved by our plasma based system. However, the fact that the commercial use of plasma for waste destruction resulting in power and product creation is in its early stages makes competitive comparisons difficult. Additionally, the other companies are privately held and public information is limited.

     We believe we are positioned to take advantage of the recognition of plasma technology as an alternative to conventional forms of waste disposal. We have spent substantial money, time and effort educating the public and private sectors on the benefits of our technology and believe we may reap the rewards of that effort.

     We believe the following are our principal advantages:

  o Low total system cost that allows our customers to make money with our system
  o  Advanced design and operating performance of our complete system
  o  The ability to process solids, liquids, and gases simultaneously
  o Versatile feed systems and vessel openings that allow a wide variety of feed streams
  o  Advanced stage of power producing peripheral equipment
  o  Management's experience with plasma and its commercial application
  o  Depth and breath of manufacturing knowledge and experience
  o Greater access to capital markets as a public company over private companies
  o  Fully trained distributors and representatives

     We believe the following are our competitive disadvantages:

  o Our cash position relative to other multi-national companies who may enter this field as it grows
  o Resistance to new technologies when dealing with the public health and safety
  o  Tolerance in some communities for the continued use of incineration
  o  Tolerance in some communities for the continued use of landfill
  o  Lack of extensive patent protection for our system

     We believe many potentially competitive technologies are limited to a narrow number of waste feed-streams. In some of those technologies, if the system does not receive exactly what it expects, even something as benign as water or metals, the process may be ineffective and possibly dangerous. In the waste industry, it is difficult to specify the exact composition of a waste stream in a real world application. By their very nature, waste streams are sometimes made up of unknown and unpredictable materials. For any processing system to be commercially successful it must be able to safely and effectively process unpredictable waste streams without system upsets. Our Plasma Converter System can handle great deviations in the waste stream content. We believe many of the potentially competitive technologies have yet to demonstrate capabilities beyond small laboratory or bench scale devices that use precisely controlled waste streams under precisely controlled conditions. They may also produce undesirable and hazardous by-products.

We believe the following companies, who have reportedly sold and delivered Plasma based systems to commercial customers, are our most serious competitors:

     Integrated Environmental Technologies; and

     MSE Technology Applications, Inc.

     Integrated Environmental Technology offers a carbon rod plasma arc system, which differs from our technology. MSE, like us, is a plasma torch based system.

     Besides those companies noted above there are a number of other companies that advertise a capability using plasma technology. We have no reliable way of knowing the status of these companies or if they are going concerns with active demonstration systems. Since many of them are small, private companies it is very difficult to know what, if any, capabilities are ready for the commercial market. We are not aware of any competitive company purporting to have a commercial site up and operating other than those named above.

     In addition, we believe that other waste disposal methods may be considered as competition. These methods are summarized as follows:

          o landfill dumping: the least expensive in the short term and one of the most environmentally dangerous of all waste disposal methods.

          o incineration: even though the permitting of new incinerator installations is being dramatically reduced, and the method has fallen into great disfavor both in the U.S. and internationally, this rather primitive method of disposal is still presently accepted by many although the emissions produced are regarded as pollutants, and large quantities of toxic bottom ash and fly ash are produced which are eventually deposited into landfills in the community.

Intellectual property

     To date, we have applied for one (1) patent in the United States. This patent is related to a torch positioning apparatus. We also have a second and third patent application in the final stages of preparation. We expect to file these patents in the fourth quarter of 2002. To date we have not been issued any patents surrounding our proprietary plasma technology. We may in the future file foreign applications for these patents if they are issued. Our success depends, in part, on our ability to obtain patents, maintain trade secrecy, and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on our ability to conduct business or that we will develop additional proprietary technology which is patentable or that any patents issued to us will provide competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate any of our technologies or design around processes and devices developed by us. We are currently the licensee of 3 existing U.S. patents: U.S. Patent 5516742, issued May 14, 1996, U.S. Patent 5710087, issued January 20, 1998, and U.S. Patent 5415891, issued May 16, 1995.
The license agreement for Patent numbers 5516742 and 5710087 remains in effect until the last patent expires presently estimated at November 14, 2014 or upon the expiration of any future patent based upon either patent. The agreement for Patent number 5415891 expires on November 29, 2014. The inventions covered by these patents and the related know how relate to increasing the commercial importance of Plasma Converted Gas, a synthesis gas produced when wastes are processed in the Plasma Converter system. It is possible we may need to acquire licenses for, or to contest the validity of, issued or pending patents of third parties relating to our technology. There can be no assurance that any license under these patents would be made available to us on acceptable terms, if at all, or that we would prevail in any contest. In addition, we could incur substantial costs in defending ourself in suits brought against us or in bringing suits against other parties. We also protect our trade secrets and proprietary know-how and technology by non-disclosure agreement and non-compete agreements with its collaborators, employees and consultants. However, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, and that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

Government regulation

     Our customers and we are required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended and the Occupational Safety and Health Act of 1970, which may require us, our prospective working partners or its customers to obtain permits or approvals to utilize the Plasma Converter and related equipment on job sites. In addition, because we are marketing the Plasma Converter internationally and expect those sales to represent a significant portion of our revenues, our customers will be required to comply with laws and regulations and, when applicable, obtain permits or approvals in those other countries. There is no assurance that these required permits and approvals would be obtained. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter and its by-products do not prove to be environmental risks. There is no assurance that these studies, if successful, will not be more costly or time-consuming than anticipated. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, our prospective working partners and/or its customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that our system's performance will satisfy all of the applicable regulatory requirements.

Environmental matters

     Our customers operations are subject, and our operations maybe subject to numerous federal, states and local regulations relating to the storage, handling and transportation of regulated materials. Although our role is many circumstance may be limited to the sale or leasing of our specialized technical equipment for use by our customers, there is always the risk that equipment failures could result in significant claims against us. Any claims against us could materially adversely affect our business, financial condition and results of operations as well as the price of our common stock.

Manufacturing operations

     Our products and systems are presently being manufactured by third party vendors who build specific component parts to our specifications. Some of the manufacturing components are constructed at our 30,000 square foot manufacturing facility located in Bristol, CT. We also assemble ship and test our systems there.

Research and development

     While the principal research and development to produce commercial Plasma Converters has been completed, we continue to perform research and development activities with respect to product improvement and new product development, utilizing internal technical staff as well as independent consultants. These activities have to date been entirely paid for and sponsored by us. No further research and development is required for Plasma Converters currently being marketed and sold. We will continue to develop and design operational improvements that will be primarily in the area of the use of the Plasma Converted Gas produced by the Plasma Converter. Expenditures for research and development will be geared to achieving lower costs designs and higher efficiencies consistent with our business model of offering complete systems solutions. In the twelve months ending October 31, 2001 we expensed $151,167 for research and development. As we expand our research and development focus in fiscal year 2002 our efforts are expected to be devoted to the development of patentable proprietary inventions in the field of high temperature thermo-chemistry and the production of low cost hydrogen. In addition we will continue conducting ongoing tests, demonstrations and enhancements of the Plasma Converter for potential customers and governmental agencies.

     We have not separately categorized or accounted for research and development expenditures on our financial statements through the period ending April 30, 2000. All such expenditures have been expensed as incurred. Until the fiscal year ended October 31, 1998 we were considered a development stage company. There were no material expenditures associated with research and development costs for the periods covering fiscal years 1998, 1999, 2000. In the six months ending April 30, 2002 we expensed $83,267 for research and development, all of which occurred in the six months ending April 30, 2002.

     We intend to expand our research and development efforts. In addition to conducting ongoing tests, demonstrations and enhancements of the Plasma Converter, our efforts are expected to focus on the development of patentable proprietary inventions in the field of high temperature thermo-chemistry.

Employees

     Currently we have 18 full time employees 14 of which have degrees in engineering, science, finance, business and law. From time to time, we hire contract engineers for particular projects and for a limited time. We believe that we have been successful in attracting experienced and capable personnel. All officers and directors have entered into agreements requiring them not to disclose any proprietary information, assigning all rights to inventions made during their employment, and prohibiting them from competing with us. Our employees are not represented by any labor union, and we believe that our relations with our employees are satisfactory.

Facilities

     Our corporate headquarters is located at 15 Old Danbury Road, Suite 203, Wilton, Connecticut 06897-2525 where we lease 5,800 square feet of office space from CD Station, LLC as landlord. The lease provides for monthly payments of $15,539, increasing annually from December 2002 to December 2004, when the lease expires. There is an option for us to extend the lease for a five (5) year term with the Landlord having the right to cancel the lease after two (2) years of the extended term if the buildings main tenant, The Common Fund, requires the additional space for their corporate offices.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 5,400 square feet of office space from Tunxis Management as landlord. The lease provides for monthly payments of $2,363 increasing annually to September 2005, when the lease expires.

     Our manufacturing facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space from Gaski Leasing as landlord. The lease provides for monthly payments of $3,750 and then increasing to $5,625 per month on August 1, 2002. The Lease will expire on July 1, 2004.

     The following table set forth the annual aggregate rent expense for the corporate headquarters at Wilton, Connecticut, the product showroom in Bristol, Connecticut, and the manufacturing facility in Bristol, Connecticut:

                   Year                        Annual Rent
                   2002                         $254,180
                   2003                          281,946
                   2004                          270,046
                   2005                           45,408

Legal Proceedings

     We are not party to any material litigation and is not aware of any pending or threatened litigation against the Company that could have a material adverse affect upon our business, operating results or financial condition.

                                   MANAGEMENT

         The names and ages of our Directors and Executive Officers and their positions are as follows:

Name                              Age              Position
----                              ---              --------

Joseph S. Klimek(1)               65               CEO, President, Chairman and
                                                   Director

Kevin M. Black                    40               Senior Vice President,
                                                   General Counsel, Secretary,
                                                   and Director

Robert L. DeRochie                37               Chief Financial Officer and
                                                   Vice-President Investor
                                                   Relations

Karl N. Hale                      38               Vice-President of Engineering

Peter J Scanlon                   53               Vice President and Director
                                                   of Finance

John R. Celentano                 54               Vice President and Director
                                                   of Marketing

Raymond J. Clark(1)(2)            50               Director

Brendan J. Kennedy(1)(2)          55               Director

Joseph F. Longo(2)                70               Director

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

Joseph S.  Klimek

     Mr. Klimek has been COO and Executive Vice President of Startech Environmental since 1998 and was appointed CEO and President on January 11, 2002. For the ten years prior to joining the Company in December 1998, Mr. Klimek was a Program Director and Vice President for Burns and Roe Services Company where he was also a member of its Board of Directors. At Burns and Roe, he was responsible for its Telecommunications programs, and its Defense and Aerospace Program. Prior to joining Burns and Roe, Mr. Klimek was the Director of Business Operations for the Grumman Aerospace Company where he led many major programs that include the Apollo Space Mission Module, the Space Shuttle, the F-14, A6 and other combat aircraft. In addition, under his leadership, his division secured the contract and was responsible for Launch Operations of the NASA Kennedy Space Center.

     Mr. Klimek is an internationally recognized expert in the safe destruction of lethal chemical weapons and other dangerous materials. He has presented technical papers to the National Research Council, the Russian Academy of Sciences, the Military Institute of Chemistry and Radiometry, the Air Force Institute of Technology and Management and to other academic and environmental organizations.

Kevin M.  Black

     Mr. Black has been Secretary and a member of our Board of Directors since November 1995. In October 1999 he joined us on a full time basis as Senior Vice-President and General Counsel. From October 1994 to October 1999 Mr. Black was an Assistant States Attorney with the State of Connecticut, Division of Criminal Justice. From January 1993 to October 1994, Mr. Black was associated with the law firm of Reid, Corsello and Cafero, Norwalk, Connecticut, in the general practice of corporate and criminal law. From January 1991 to October 1992, Mr. Black was associated with the law firm Feinstein & Hermann, P.C. Norwalk, Connecticut. Prior to 1991, Mr. Black was an insurance industry executive with the Heffner Insurance Agency, Inc.

Robert L. DeRochie

     Mr. DeRochie was appointed Chief Financial Officer on August 1, 2000 and to his position of Vice President of Investor Relations in June 1999. From February 1999 to June 1999 Mr. DeRochie was seeking employment. Prior to joining us, Mr. DeRochie was Vice President of Queensway Investment Counsel, a Canadian company, from March 1997 through February 1999. At Queensway, he was responsible for managing the investment portfolios of 14 U.S. financial companies. Prior to Queensway, from June 1987 through December 1996, Mr. DeRochie was an officer at National Reinsurance Corporation, where he was responsible for portfolio management as well as communications with analysts and institutional traders.

Karl N. Hale

     Mr. Hale joined the Company in November 1999. Prior thereto Mr. Hale was Manager of Demilitarization Programs for The Ensign-Bickford Company, from September 1991 through October 1999. In this function he developed Government sector business opportunities and managed program implementation. Mr. Hale is a Chemist by training and maintains Registered Environmental Manager status with the National Registry of Environmental Professionals. He is a recognized expert in the field of explosives industry safety, health and environment. He has invented several novel processes for treatment of explosives industry waste materials.

Peter J. Scanlon

     Mr. Scanlon joined us as Controller in December 1998 and was appointed to his present position in September 1999. Prior to joining us, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998. Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas. As Manager of International Finance Systems Development, Mr. Scanlon was successful in the development and installation of the reporting system being used by IBM's six largest international subsidiaries. While on a three-year assignment in London, England, he also developed and implemented financial procedures and controls for IBM's European manufacturing headquarters in Brentford, England.

John R. Celentano

     Mr. Celentano was a Director of our Company from February 25, 2000 to March 5, 2002, when he was appointed Vice President and Director of Marketing of the Company. Mr. Celentano has been involved with us as a paid consultant and a commissioned representative of our products since 1996. Since 1990 Mr. Celentano has been the sole shareholder of Global Ventures Group, Inc. Global Ventures, Inc. is a consulting company that provided client companies with services that include international market development, intellectual property licensing, alliances and partnering, and mergers and acquisitions. Mr. Celentano does not spend any Company time on this activity. Prior to forming Global Ventures Group, Inc., Mr. Celentano was Vice President - International at United Media in New York City where he directed the company's business growth in more than 50 countries. During his nine years at United Media, Mr. Celentano established a worldwide network of sales agents covering Europe, Latin America, and Asia, and set up regional sales offices in the European Union and the Pacific Rim. Before United Media, he was an international marketing executive at Fisher-Price Toys, Aerospatiale, and Mack Trucks.

     Mr. Celentano is a graduate of Monmouth College, Illinois, and holds a M.B.A. from Lehigh University, Bethlehem, PA. He serves on the Advisory Board of the Business Development Center at the University of Connecticut's Graduate School of Business, and is a member of the Licensing Executives Society.

Raymond J. Clark

     Mr. Clark is a firm-wide partner at Skidmore, Owings, and Merrill, an internationally recognized architectural and engineering firm with which he has been associated since 1975. He has been involved in architectural and engineering achievements all over the world, including the Haj Terminal Complex in Jeddah, Saudi Arabia, the Terraces at Perimeter Center in Georgia, USA, Canary Wharf in London, and the Jin Mao Tower in Shanghai, China. His beliefs are firmly rooted in the philosophy that architecture and engineering are synonymous and inseparable, and that great architecture results from this harmony. Mr. Clark's mechanical expertise is evidenced by his involvement in the development of innovative systems such as the well water heat pump systems for American United Life in Indianapolis, his use of thermal mass at King Abdul University located in Saudi Arabia, and a cogeneration system for LG Kangnam in Seoul. He has been extensively published and is a Fellow of the American Society of Heating Refrigerating and Air Conditioning Engineers and a professor at the Illinois Institute of Technology.

Brendan J. Kennedy

     Mr. Kennedy was appointed a director of the Company in November 2000. He is the founder and principal of Brendan J. Kennedy and Associates; a government relations and public affairs firm with affiliates throughout New England and has been such since 1989. His firm has represented many national and international companies, including, Avis Corporation, Commonwealth Energy, El Paso Energy Corporation, Fleischman/Hillard, Harrahs Casinos, Hill & Knowlton, Philip Morris, Trigen, United Airlines, United Water Services and USA Waste. Prior to founding the firm he had a long and distinguished career in both business and government, including President and CEO of the Connecticut Retail Merchants Association, Director of Community and Government Affairs for ARAMARK Services, President of the Connecticut Conference of Municipalities and a Board member for the National League of Cities. Mr. Kennedy also serves on various civic and charitable boards and served with distinction a U.S. Marine during the Vietnam War.

Joseph F.  Longo

     Prior to founding Startech Corporation, a predecessor of the Company, in 1994, Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents, all of which have been successfully commercialized. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience. Mr. Longo was CEO, President and a Director of the Company from November 1995 until his retirement on January 11, 2002.

     All Directors are elected for a period of one year at our Annual Meeting of Shareholders and serve until their successor is duly elected and qualified. Officers are appointed and serve at the pleasure of the Board of Directors.

     During fiscal year 2001, the entire Board of Directors acted on compensation matters concerning salaries and incentive compensation for our executive officers and administers our employee stock option plans. In addition to the foregoing, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern.

     Directors, who are currently officers and employees of Startech, receive no additional compensation for acting as a director. Outside Directors receive compensation of $10,000 per year and the reimbursement for out-of-pocket expenses.



Executive compensation - Summary compensation table

         The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and those other executive officers of the Company whose total salary, bonus and other compensation earned for fiscal year ending October 31, 1999, 2000 or 2001 exceeded $100,000:

Annual Compensation                                                Long Term Compensation Awards

   Name and Principal        Year       Salary         Bonus        # Shares    All other Compensation (2)
        Position                                                   Underlying
                                                                   Options (1)
Joseph S. Klimek - CEO       2001        $185,000     $35,000         40,000            $10,327
& President                  2000         175,000     30,000         250,000              4,038
                             1999         127,606       --              --                 --

Kevin M. Black -             2001        $175,000     $35,000         40,000            $10,500
Senior Vice President        2000         165,000     30,000         250,000              3,807
and General Counsel and      1999            --         --              --                 --
Secretary

Robert L. DeRochie -         2001        $140,000     $30,000         35,000             $8,402
Chief Financial Officer      2000         115,000      20,000         45,000              2,653
and Vice President of        1999            --          --             --                 --
Investors
Relations

Karl N. Hale - Vice          2001        $130,000     $12,000         25,000             $7,292
President of Engineering     2000         120,000        --           10,000              2,005
                             1999            --          --             --                 --

(1)  Options were granted under the 1995 Plan. All options granted in fiscal
     2000 have an exercise price of $6.00 per share and expire in November 2010.
     For the options granted in fiscal year 2000 50% vested immediately upon the grant and the remaining 50% vested on November 1, 2001. For the options granted in fiscal year 2001 50% vested immediately upon the grant and the remaining 50% will vest on December 20, 2002 if the person is an employee in good standing. These options will expire on December 20, 2011.

(2) Matching contribution to 401(k) Plan paid in Company stock vesting over a three-year period.

                                       48

Employee Benefit Plans

1995 Stock Option Plan

     We adopted a Stock Option Plan in November 1995 under which a total of 2,000,000 shares are currently reserved for issuance to employees (including officers and directors who are employees) and other persons associated with us whose services have benefited us. Options granted pursuant to the plan are non-qualified stock options. The Plan is administered by the compensation committee of the board of directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the exercise date and price. The board determines the term of each option granted under the Plan, but in no event may the option grant exceed ten years. As of October 31, 2001, options to purchase an aggregate of 1,197,500 shares were issued at a weighted average exercise price of $5.98 per share and 28,089 shares remained available for future option grants under the Plan.

2000 Stock Option Plan

     Our 2000 Stock Option Plan was adopted by our board of directors in January 2000 and was approved by our stockholders in February 2000. The 2000 plan authorizes the issuance of up to 1,000,000 shares of our common stock. 307,000 options have been granted from this plan as of April 30, 2002 at an average price of $2.04 per share.

     The 2000 plan provides for the grant of incentive stock options intended to qualify under section 422 of the Internal Revenue Code and nonstatutory stock options. Our officers, directors, employees and consultants, and employees and consultants of any majority-owned affiliated companies, are eligible to receive awards under the 2000 plan.

     Optionees receive the rights to purchase a specified number of shares of common stock at a specified option price and subject to other terms and conditions as are specified in connection with the option grant. Generally, no portion of an incentive stock option may vest within twelve months of the grant. We may grant options at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company. Fair market value for purposes of the 2000 plan is the closing market price of our common stock as reported on the NASDAQ exchange on the relevant date.

     Effective with fiscal year 2002, our compensation committee administers the 2000 plan. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. Our compensation committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 plan. Incentive stock options must terminate within ten years of the grant. Nonstatutory options must terminate within fifteen years of the date of grant. The compensation committee has right to alter the terms of any option when granted or while outstanding pursuant to the terms of the 2000 plan except for the option price.

     All options automatically become excisable in full in the event of a change in control (as defined in the 2000 plan), death or disability of the optionee or as decided by the compensation committee. Upon retirement options held at least one year become exercisable in full. If an optionee's employment with us is terminated for any reason, except death, disability or retirement, the optionee has three months in which to exercise an option (but only to the extent exercisable immediately after termination) unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

401(K) Plan

     On June 1, 2000 we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Our contributions are made in the form of common stock at the prevailing current market price and will vest equally over a three-year period. We will match the first 6 percent of the contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. The plan is on a calendar year basis, and the contributions our made on a quarterly basis beginning with June 30, 2000. Contributions for the six months ended April 30, 2002 were accrued in the amount of $40,828 of which was paid by issuing 15,886 shares of our common stock to the plan.

Elimination of monetary liability for directors and officers

     Our Articles of Incorporation contains provisions permitted under the General Corporation Laws of Colorado relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving the breach of a director's duty of loyalty or acts or omissions involving intentional misconduct or a knowing violation of the law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies and injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities law, including federal securities laws. There are also agreements indemnifying the officers of Startech to the same extent that the directors are indemnified by the Articles of Incorporation

Indemnification of officers and directors

     Our Articles of Incorporation contains provisions to indemnify the directors to the fullest extent permitted by the General Corporation Law of Colorado. These provisions may have the practical effect in cases of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors. There are also agreements indemnifying the officers of Startech to the same extent that the directors are indemnified by the Articles of Incorporation

Compensation committee interlocks and insider participation

     The Board of Directors acted as the Compensation Committee for fiscal 2001. Except with respect to their compensation arrangements, Mr. Klimek, Chairman, CEO, and President and Mr. Black, Senior Vice President and General Counsel participated in executive compensation deliberations and recommendations of the Board of Directors. During the fiscal year ended October 31, 2001, no executive officer served on the board of directors or compensation committee of another company that had an executive officer serving on our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to beneficial ownership of our common stock as of April 30, 2002 by (i) each person or entity who is known by us to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each of our directors, (iii) each named executive officer and
(iv) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address of Beneficial          Shares(2)           Percent of Total(2)*
------------------------------          ---------           --------------------
Joseph S. Klimek (1)(5)                  379,506                   3.70%

Kevin M. Black (1)(4)                    372,906                   3.63%

Robert L. DeRochie (1)(3)                158,724                   1.55%

Karl N. Hale (1)(6)                       61,836                    *

Raymond J. Clark(7)                       10,000                    *

Brendan J. Kennedy(8)                     10,000                    *

Joseph F. Longo (9)                    2,219,898                  21.65%

John R. Celentano (10)                   206,958                   2.02%
All  Officers and Directors as a
Group of  (8 persons) (11)             3,419,828                  33.35%

----------
* Less than one (1%) percent.

(1) c/o Startech Environmental Corporation, 15 Old Danbury Road, Suite 203, Wilton, CT 06897-2525.

(2) The beneficial ownership is calculated based on 10,254,220 shares of our common stock outstanding as of April 30, 2002. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the first column and the percentage ownership of that person, shares of common stock subject options held by that person that were exercisable at or within 60 days of the date of this Prospectus, (a "currently exercisable option") are deemed outstanding. These share, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(3) Includes 42,304 shares held directly and 1,420 shares held in name of his children. He disclaims beneficial ownership in the shares held in the name of his children. Includes 115,000 shares subject to currently exercisable options.

(4) Includes 40,906 shares held directly and 2,000 shares owned by his wife. He disclaims beneficial ownership in the shares held in the name of his wife.

(5)  Includes 340,000 shares subject to currently exercisable options.

(6)  Includes 60,000 shares subject to currently exercisable options.

(7)  Includes 10,000 shares subject to currently exercisable options.

(8)  Includes 10,000 shares subject to currently exercisable options.

(9)  Includes 340,000 shares subject to currently exercisable options.

(10) Includes 10,000 shares subject to currently exercisable options.

(11) Includes an aggregate of 1,215,000 shares held by all directors and executive officers that are subject to currently exercisable options.



SELLING SECURITY HOLDERS

     An aggregate of up to 1,855,938 shares of our common on additional stock may be offered by holders of 927,969 of such shares and by holders of 927,969 warrants who, upon exercise of their warrants will be entitled to receive an additional 927,969 shares. All of these securities were acquired by the holders in a private placement which granted registration rights with respect to all of the common stock purchased, all the warrants issued to the purchasers of the common stock, and all of the shares issuable upon exercise of the warrants. None of the sellers of securities has, or has had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates, except as noted. The following table reflects these persons or entities ownership of common stock, warrants to purchase common stock.

                                                       Common Stock
                                                                                  Shares Beneficially
                                                                                  Owned After the Offering
                           Shares Beneficially         Maximum                    ------------------------
Name of Beneficial Owner   Owned Before the Offering   No. of Shares to be sold           Number
------------------------   -------------------------   ------------------------           ------          Percentage(2)
                             Number(1)    Percentage             Common           Preferred    Common       of Common
                             ---------    ----------             ------           ---------    ------       ---------

Ann C. Ritson                   18,298        *                  18,298               0          0
Blake Zizzi                      6,000        *                   6,000               0          0
Brian M. and Dawn D. Boomazian   5,769        *                   5,769               0          0
David J. and Mary Beth Miller    5,769        *                   5,769               0          0
Elie Ohnona                     10,577        *                  10,577               0          0
Fred J. and Marybeth Marinelli   6,750        *                   6,750               0          0
Jean M. Heagney                  9,615        *                   9,615               0          0
Matthew J. Heagney               5,769        *                   5,769               0          0
Michael J. Dunn                  6,346        *                   6,346               0          0
Robert M. McNamara              28,846        *                  28,846               0          0
Robert F. Warren, M.D.          10,577        *                  10,577               0          0
Megalomania Investments LLC     50,000        *                  50,000               0          0
R&D Chemical Corp Pension Plan 100,000        *                 100,000               0          0
Robert Vujea Revocable Trust   150,000        *                 150,000               0          0
Ronald L. Bornhuetter           10,577        *                  10,577               0          0
Stanley J. Kott                  5,769        *                   5,769               0          0
Stephen C. and Laurie A. Case    6,346        *                   6,346               0          0
Terry C. Allen                   7,693        *                   7,693               0          0
Thomas A. and Virginia M. Gasho  5,769        *                   5,769               0          0
Thomas J. Herlihy                5,769        *                   5,769               0          0
Ann C. Ritson                   29,615        *                  29,615               0          0
Eiko Systems Corp.             307,692        *                 307,692               0          0
Frank Brooks                     7,500        *                   7,500               0          0
Paradigm-Startech 2000 LLP     126,923        *                 126,923               0          0

----------------------------------

* Represents less than one percent.

(1)  Represents number of common stock purchased in private placement.

(2) Applicable percentage of ownership is based on 10,254,220 common shares outstanding as of April 30, 2002 and treats as outstanding all shares issuable upon presently exercisable warrants. Presently exercisable warrants are those are those exercisable within 60 days of the date of this prospectus held by beneficial owners that are included in the first column.

                                       53

                                                           Warrants
                                                                                                 Warrants/Shares Beneficially
                                                                                                 Owned After the Offering
                               Warrants Beneficially                   Maximum                   ------------------------
Name of Beneficial Owner       Owned Before the Offering    No. of Warrants/Shares to be sold    Number       Percentage
------------------------       -------------------------    ---------------------------------    ------       ----------
                               Number(1)    Percentage            Warrants/Common(2)             Warrants     Common
                               ---------    ----------            ------------------             --------     ------
Ann C. Ritson                    18,298         *                       18,298                   0              0
Blake Zizzi                       6,000         *                        6,000                   0              0
Brian M. and Dawn D. Boomazian    5,769         *                        5,769                   0              0
David J. and Mary Beth Miller     5,769         *                        5,769                   0              0
Elie Ohnona                      10,577         *                       10,577                   0              0
Fred J. and Marybeth Marinelli    6,750         *                        6,750                   0              0
Jean M. Heagney                   9,615         *                        9,615                   0              0
Matthew J. Heagney                5,769         *                        5,769                   0              0
Michael J. Dunn                   6,346         *                        6,346                   0              0
Robert M. McNamara               28,846         *                       28,846                   0              0
Robert F. Warren, M.D.           10,577         *                       10,577                   0              0
Megalomania Investments LLC      50,000 (3)     *                       50,000                   0              0
R&D Chemical Corp Pension Plan  100,000         *                      100,000                   0              0
Robert Vujea Revocable Trust    150,000 (4)     *                      150,000                   0              0
Ronald L. Bornhuetter            10,577         *                       10,577                   0              0
Stanley J. Kott                   5,769         *                        5,769                   0              0
Stephen C. and Laurie A. Case     6,346         *                        6,346                   0              0
Terry C. Allen                    7,693         *                        7,693                   0              0
Thomas A. and Virginia M. Gasho   5,769         *                        5,769                   0              0
Thomas J. Herlihy                 5,769         *                        5,769                   0              0
Ann C. Ritson                    29,615         *                       29,615                   0              0
Eiko Systems Corp.              307,692 (5)     *                      307,692                   0              0
Frank Brooks                      7,500         *                        7,500                   0              0
Paradigm-Startech 2000 LLP      126,923 (6)     *                      126,923                   0              0

----------------------------------
* Represent less than one percent.

     (1)  Represents number of warrants acquired in private placement.

     (2) Represents number of shares of common stock issuable upon exercise of warrants at $3.34 per share.

     (3) Megalomania Investments LLC, is a privately owned company controlled by Robert Vujea.

     (4) Robert Vujea Revocable Trust is privately owned and controlled by Robert Vujea.

     (5)  Eiko Systems Corp. is a distributor for Startech.

     (6) Paradigm-Startech 2000 LLP is a private limited partnership controlled by Paradigm Group LLC. Paradigm Group purchased 297,748 shares of our
          Series A preferred Stock in October 1999.

                                       54

                              PLAN OF DISTRIBUTION

     The selling security holders may sell the shares and warrants being offered hereby: (1) through dealers or in ordinary broker transactions, in the over-the-counter market or otherwise, (2) at the market, or through market makers or into an existing market for the securities, (3) in other ways not involving market makers, or established trading markets, including direct sales to purchasers or effected through agents, or (4) in combinations of any methods of sale. Sales may be made at fixed prices, which may be changed, at market prices prevailing at the time or sale or at negotiated prices.

     If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, the sales of securities will sell their securities to the dealer, as principal. The dealer may then resell these securities to the public at varying prices to be determined by the dealer at the time of resale.

     Sales of securities at the market and not at a fixed price, which are made into an existing market for the securities, will be made by the sales of securities to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets.

     A selling broker may act as agent or may acquire the securities or interests therein as principal or pledgee and may, from time to time, effect distributions of these securities.

     The sales of securities and broker-dealers, if any, acting in connection with the sale of the securities might be deemed to be underwriters within the meaning of Section 2 (11) of the securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

     Registered broker-dealers can make solicited trades of the securities being offered in all jurisdictions of the United States.

     No sales or distributions other than as described herein may be effected until after this prospectus shall have been appropriately amended or supplemented.

                            DESCRIPTION OF SECURITIES

General

     We are authorized by our Certificate of Incorporation to issue an aggregate of 800,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock no par value per share. Upon consummation of this offering, 35,000 shares of preferred stock and 11,182,189 shares of common stock will be outstanding.

Common stock

     As of April 30, 2002 there were 10,254,220 shares of common stock outstanding that were held of record by approximately 3,150 stockholders. Holders of our common stock are entitled to one vote per share for each share held on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock are entitled to receive proportionately dividends as may be declared by our board of directors out of funds legally available. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share proportionately in our available assets after payments of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of our common stock are, and the shares of our common stock offered hereby, will upon completion of the offering, be, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by rights of the holders of shares of currently issued and outstanding preferred shares and any series of preferred stock, which we may designate and issue in the future.

Preferred stock

     Under the terms of our articles of incorporation as amended, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

     The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

     In the fiscal year ended October 31, 1999 our board of directors authorized the issuance of up to 2,500,000 shares of Series A cumulative convertible, redeemable preferred stock of which 696,978 shares were issued and sold in a private placement at $10.00 per share for aggregate proceeds of $6,969,780, less commissions of $550,725.

     For every two shares of preferred stock purchased, we granted one common stock warrant exercisable at $15.00 per share. As of April 30, 2002, all but 35,000 shares of preferred stock were converted into common stock. The remaining 35,000 shares of preferred stock may be converted at a rate determined by dividing the purchase price per share ($10) by eighty percent of the market price per share of our common stock for the five trading days prior to conversion. In no event shall the conversion price be less than $4 per share, or more than $6 per share. On September 15, 2002, the preferred stock may be redeemed at the option of Startech $10 per share, plus all accumulated and unpaid dividends. If we do not redeem the shares of preferred stock they will automatically be converted to shares of our common stock at the rate of $5 per share, or the closing market price of the common stock on September 15, 2002, which ever is higher. We are required to pay dividends on the shares of preferred stock at the rate of 8.00% per year based on the $10 purchase price. The dividends are payable in additional shares of preferred stock on the last business day of March, June, September, and December.

     The holders of the preferred stock are not entitled to vote, except that the affirmative vote of at least a majority of the outstanding shares of preferred stock, voting as a class, shall be required to authorize, the creation and issuance of any class or series of securities ranking senior to, or on parity with, the preferred stock or any matter with respect to the declaration and payment of dividends or distribution of assets on liquidation, dissolution, or winding up of our company.

     In the event of any voluntary liquidation, dissolution, or winding up of our company, before payment or distribution of our assets may be set apart to the holders of common stock or any stock ranking junior to the preferred stock, the holders of the preferred stock will be entitled to receive, out of our assets legally available therefore, a liquidating distribution per share equal to the redemption price on the date of the liquidation, plus any accumulated and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, our assets are insufficient to make full payment of a liquidating distribution per share plus all accumulated and unpaid dividends to the holders of the preferred stock, and similar payments on any other class of stock ranking on a parity with the preferred stock upon liquidation, then the holders of the preferred stock and other shares shall share ratably in any distribution of our assets in proportion to the full respective distributable amounts to which they are entitled.

     There is no restriction on the repurchase or redemption of our common stock while there is any arrearage in the payment of dividends on the preferred stock. No dividends may be paid on any shares of common stock unless and until all accumulated and unpaid dividends on the preferred stock have been declared and paid in full.

Warrants

     In conjunction with our issuance of the preferred stock in 1999 we issued warrants to purchase 348,489 shares of our common stock at a price of $15.00 per share. These warrants were to expire on August 31, 2001 provided the average closing bid prices of our common stock for the previous thirty trading days was $16.50 or higher. In the event the average closing bid price for our common stock was lower than $16.50 per share, the exercise period of the warrants were to be extended until our common stock exceeds $16.50 per share for ten consecutive trading days, at which point we can give the warrant holders thirty days notice that the warrants will expire. Should we choose not to cause the expiration of the warrants sooner, they will expire on August 31, 2004. None of these warrants have been exercised.

     In the period February 1, 2002 through April 30, 2002, we issued 927,969 restricted shares of our common stock, together with 927,969 warrants to purchase additional shares of common stock, in a private placement. The warrants are exercisable at $3.34 per share, expire on March 25, 2005, and are callable by us anytime twelve months after the date of this prospectus if the average of closing bid prices of our common stock as reported on the NASDAQ Small Cap Market exceeds $8.35 for ten consecutive trading days.

     The registration statement of which this prospectus is a part includes 927,969 shares of the common stock, 927,969 warrants and 927,969 shares of our common stock which may be issued upon the exercise of all the warrants pursuant to registration rights granted to the purchasers of the common stock and to warrant holders.

     The preferred stock and warrants contain anti dilution provisions whereby the conversion rate of the preferred stock and the exercise price per share and number of shares of commons stock issuable upon exercise of the warrants are subject to adjustment in the event of a common stock dividend, a subdivision or combination of our outstanding shares of common stock or in the event of any recapitalization, reclassification, consolidation, merger or similar event.

Colorado law and our charter and by-law provisions

     Our Articles of Incorporation as amended contains provisions permitted in the Colorado Business Corporation Act relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving wrongful acts. The breach of a director's duty of loyalty or acts of omissions which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies or through an injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities laws, including federal securities laws.

     Our Articles of Incorporation as amended also contains provisions to indemnify the directors, officers, employees, or other agents to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect in cases of eliminating the ability of our stockholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors.

Transfer agent and registrar

     The transfer agent and registrar for our preferred stock and our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

                         SHARES ELIGIBLE FOR FUTURE SALE

     In addition to the 3,711,876 total shares and warrants covered by this prospectus, an aggregate of 1,504,500 shares issuable upon the exercise of employee and other stock options at price ranging from $2.04 to $9.00 per share and an aggregate of approximately 948,168 shares from previously issued private placements are not included in this registration statement and are restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act. In addition, approximately 3,419,828 shares held by management, employees, and the directors may be control securities as that term is defined under Rule 144. In general, under Rule 144 as currently in effect, subject to the satisfaction of conditions of Rule 144, a person, including an affiliate of Startech (or persons whose shares are aggregated), who has owned restricted securities of Startech beneficially for a least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume on the NASDAQ Small Cap Market during the four calendar weeks preceding the sale. A person who has not been an affiliate of our company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of common stock for at least two years is entitled to sell these shares under Rule 144 without regard to any of the limitations described above. As noted above shares included in this prospectus may be publicly sold without regard to the limitations set forth in Rule 144. Market sales of a substantial number of shares of common stock, or the availability of these shares for sale in the public market, could adversely affect prevailing market prices of the common stock.

                                  LEGAL MATTERS

     The validity of the securities stock offered hereby is being passed upon for us by Foreht Last Landau Miller & Katz, L.L.P., New York, New York.

                                     EXPERTS

     Our financial statements as of October 31, 2000 and 2001 and for each of the years in the three-year period ended October 31, 2001 have been included herein and in the registration statement in reliance upon the report of Kostin, Ruffkess & Company, LLC independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                  WHERE CAN YOU FIND MORE INFORMATION ABOUT US

     We have filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about our securities, and us you should refer to the registration statement and to the exhibits and schedules filed with it. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are intended to set forth the material information regarding these contracts, agreements, or other documents. You should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. Anyone may inspect a copy of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement by writing to the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and paying prescribed fees. You may obtain information on the operation, of the Public Reference Room by calling the SEC at 1-800-SEC-0300. In addition, the SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding our statements that we electronically file with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and therefore we file reports, proxy statements and other information with the SEC. You can inspect and copy the reports, proxy statements and other information that we file at the public reference facilities maintained by the SEC at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also obtain copies of these materials from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also makes electronic filings publicly available on its Web site within 24 hours of acceptance.

                       STARTECH ENVIRONMENTAL CORPORATION


                          Index to Financial Statements


Financial Statements For the Six Months Ended April 31, 2002 and 2001

         Condensed consolidated balance sheets (unaudited) as of
         April 30, 2002 and (audited) as of October 31, 2001................F-2

         Condensed consolidated statement of operations (unaudited)
         for the six months ended April 30, 2002 and 2001...................F-3

         Condensed consolidated statement of cash flows (unaudited)
         for the six months ended April 30, 2002 and 2001...................F-4

         Notes to consolidated financial statements (unaudited).............F-5

Financial Statements for the Three Years Ended October 31, 2001, 2000 and 1999

         Report of Independent Auditors.....................................F-7

         Consolidated balance sheets as of October 31, 2001 and 2000........F-8

         Consolidated statement of operations for the years ended
         October 31, 2001, 2000 and 1999....................................F-9

         Consolidated statement of changes in stockholders equity
         for the years ended October 31, 2001, 2000, 1999 and 1998..........F-10

         Consolidated statement of cash flow for the years ended
         October 31, 2001, 2000 and 1999....................................F-11

         Notes to consolidated financial statements.........................F-12



                                     STARTECH ENVIRONMENTAL CORPORATION
                                         CONSOLIDATED BALANCE SHEETS


                                                                               (unaudited)       (audited)
                                                                                 April 30,     October 31,
                                                                                      2002            2001
                                                                              ------------    ------------
ASSETS
                                  Current assets:
         Cash and Cash Equivalents ........................................   $  2,521,810    $  2,207,328
         Accounts receivable ..............................................        300,000         300,000
         Inventory ........................................................        273,706         279,502
         Other current assets .............................................         45,717           6,861
                                                                              ------------    ------------

                  Total current assets ....................................      3,141,233       2,793,691

         Property and equipment, net ......................................      1,798,922       1,791,863

         Other assets .....................................................         76,251          77,451
                                                                              ------------    ------------

                  Total assets ............................................   $  5,016,406    $  4,663,005
                                                                              ============    ============

LIABILITIES AND STOCKHOLDERS EQUITY
                               Current liabilities:
         Accounts payable .................................................   $     61,619    $    115,489
         Capital lease, current portion ...................................         46,099          38,920
         Customer Deposits ................................................        257,500         120,000
         Other accrued expenses ...........................................        303,698         423,249
                                                                              ------------    ------------
                  Total Current liabilities ...............................        668,916         697,658
                  Long-term liability:
         Capital lease payable, net of current portion ....................         39,417          43,299
                                                                              ------------    ------------

                  Total liabilities .......................................        708,333         740,957
                                                                              ------------    ------------

Stockholders' (deficit) equity:

         Preferred stock, no par value 10,000,000 shares authorized; Shares issued and outstanding: 35,000 at April 30, 2002, (aggregate liquidation preference of $350,000); 47,511 (aggregate liquidation preference of
         475,110) at October 31, 2001 .....................................        350,002         475,110
         Common stock, no par value, 800,000,000 shares authorized;
         Shares issued and outstanding: 10,254,220 April 30, 2002
         and 9,282,880 at October 31, 2001 ................................     14,745,656      12,265,072
         Additional paid-in capital .......................................      1,742,745       1,742,745
         Accumulated deficit ..............................................    (12,530,330)    (10,560,879)
                                                                              ------------    ------------
         Total stockholders' equity .......................................      4,308,073       3,922,048
                                                                              ------------    ------------
                  Total liabilities and stockholders' equity ..............   $  5,016,406    $  4,663,005
                                                                              ============    ============


                         See accompanying notes to consolidated financial statements

                                                    F-2


                                       STARTECH ENVIRONMENTAL CORPORATION
                                      CONSOLIDATED STATEMENT OF OPERATIONS
                                                   (UNAUDITED)


                                                  Three            Three              Six              Six
                                              Months Ended     Months Ended      Months Ended      Months Ended
                                                April 30,        April 30,          April 30,        April 30,
                                                  2002             2001               2002             2002
                                              -----------       -----------       -----------       -----------

Revenue ...................................   $    20,266       $         0       $   136,471       $         0

Cost of sales .............................        84,345                 0           156,318                 0
                                              -----------       -----------       -----------       -----------

Gross loss ................................       (64,079)                0           (19,847)                0
                                              -----------       -----------       -----------       -----------

Operating expenses
         Selling expense ..................       247,472           202,163           457,647           414,446
         Research and Development .........        32,823            29,521            83,267            57,254
         General and administrative expense       721,484           520,899         1,398,887         1,062,271
                                              -----------       -----------       -----------       -----------

Total operating expense ...................     1,001,779           752,583         1,939,801         1,533,971
                                              -----------       -----------       -----------       -----------

Loss from operations ......................    (1,065,858)         (752,583)       (1,959,648)       (1,533,971)
                                              -----------       -----------       -----------       -----------


Interest income ...........................         3,396            49,263            13,715           129,335
                                              -----------       -----------       -----------        ----------


Loss before Income Taxes ..................    (1,062,462)         (703,320)       (1,945,933)       (1,404,636)
                                              -----------       -----------       -----------       -----------

Income tax expense ........................        10,303                 0             8,610            10,860
                                              -----------       -----------       -----------       -----------

Net loss ..................................   $(1,072,765)      $  (703,320)      $(1,954,543)      $(1,415,496)
                                              ===========       ===========       ===========       ===========

Net loss ..................................   $(1,072,765)      $  (703,320)      $(1,954,543)      $(1,415,496)
Less: preferred dividends .................         6,908            73,396            15,317           151,469
                                              -----------       -----------    -----------          -----------
Loss attributable to common shareholders ..   $(1,079,673)      $  (776,716)      $(1,969,860)      $(1,566,965)
                                              ===========       ===========       ===========       ===========

Net loss per share ........................   $     (0.11)      $     (0.09)      $     (0.21)      $     (0.19)
                                               ===========      ===========       ===========       ===========

Weighted average common
shares outstanding ........................     9,850,589         8,250,619         9,449,274         8,207,359
                                              ===========       ===========       ===========       ===========


                        See accompanying notes to these consolidated financial statements

                                                       F-3


                              STARTECH ENVIRONMENTAL CORPORATION
                                   STATEMENT OF CASH FLOWS
                                         (UNAUDITED)


                                                    Six Months Ended      Six Months Ended
                                                      April 30, 2002        April 30, 2001
                                                      --------------        --------------

Cash flows from operating activities:
Net loss .............................................   $(1,954,543)          $(1,415,496)
Adjustments to reconcile net loss to net cash provided
By operating activities:
Depreciation .........................................        94,513                69,290
401K plan match made by the issuance of shares .......        40,828                33,001
Expenses paid through the issuance of common stock ...        15,624                20,961
(Increase) decrease in accounts receivable ...........             0                     0
(Increase) decrease in inventory .....................         5,796              (959,956)
(Increase) decrease in other current assets ..........       (38,856)               (5,917)
(Increase) decrease in other assets ..................         1,200                (4,256)
Increase (decrease) in accounts payable ..............       (53,870)              408,381
Increase (decrease) in customer deposits .............       137,500             1,319,990
Increase (decrease) in accrued expense ...............      (119,143)              (28,870)
                                                         -----------           -----------

Net cash used in operating activities ................    (1,870,951)             (562,872)
                                                         -----------           -----------

Cash flows used in investing activities:
Capital expenditures .................................       (76,033)             (588,451)
                                                         -----------           -----------

Cash flows from financing activities:
Payment for capital leases ...........................       (22,240)              (21,679)
Proceeds from common stock issuance ..................     2,283,706               210,000
                                                         -----------           -----------

Net cash provided by financing activities ............     2,261,466               188,321
                                                         -----------           -----------

Net increase (decrease) in cash ......................       314,482              (963,002)
Cash at beginning of period ..........................     2,207,328             5,221,154
                                                         -----------           -----------

Cash and cash equivalents at end of period ...........   $ 2,521,810           $ 4,258,152
                                                         ===========           ===========
Supplemental Disclosure- Taxes Paid ..................         8,610                10,860
                                                         ===========           ===========


                 See accompanying notes to consolidated financial statements

                                             F-4

                       STARTECH ENVIRONMENTAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements of Startech Environmental Corporation (referred to herein as the "Company", unless the context indicates otherwise) presented herein are unaudited. In the opinion of management, these financial statements include all adjustments necessary for a fair presentation of the financial position. Results for the six months ended and three months ended April 30, 2002 are not necessarily indicative of results for the entire year. The accompanying financial statements should be read in conjunction with our financial statements and related footnotes for the year ended October 31, 2001 which are included in our annual report on form 10-K for the period ended October 31, 2001.

Note 1.  Capital Lease Obligation:

We have entered into capital lease obligations for computer, telephone, and capital equipment. The term of the leases range from 24 to 48 months, with principal and interest due in aggregate monthly installments of $4,905 at interest rates ranging from 0.0% to 25.9%. The equipment was capitalized at $142,622 and is being depreciated over five to fifteen years. Depreciation expense for the six months ended April 30, 2002 was $7,924.

Note 2.  Equity Transactions

For the three months ended April 30, 2002 we declared and paid a stock dividend on its Series A convertible preferred in the amount of $6,908, which represented 691 preferred shares. For the six months ended April 30, 2002 we declared and paid a stock dividend on its Series A convertible preferred in the amount of $15,317, which represented 1,532 preferred shares (includes the 691 preferred shares referred to above).

On March 25, 2002 we completed a private placement of its securities pursuant to which we issued 927,969 shares of its unregistered common stock at $2.60 per share, resulting in aggregate net proceeds of approximately $2,283,706 after commissions of $59,850 and expenses of $69,164.

We also issued one common stock purchase warrant for each share of common stock purchased, exercisable at a price equal to 120% of the market price of the common stock on the NASDAQ Small Cap Market based on the average closing price per share for the ten (10) trading days immediately preceding March 25, 2002. Accordingly, the exercise price per share is $3.34.

The following reconciles the number of common shares outstanding to the weighted average number of common shares outstanding and the weighted average number of common and dilutive potential common shares outstanding for the purposes of calculating basic and diluted earnings per common share at April 30 of each period indicated (shares in millions):



                                                      THREE MONTHS           SIX MONTHS
                                                     ENDED APRIL 30,       ENDED APRIL 30,
                                                     ---------------       ---------------
                                                     2002       2001       2002       2001
                                                     ----       ----       ----       ----
Number of common shares outstanding at end of
period.........................................      10.2        8.3       10.2        8.3
Effect of using weighted average common shares
outstanding....................................     (0.4)       (0.0)      (0.8)      (0.1)

Basic common shares outstanding................      9.8         8.3        9.4        8.2
Dilutive effect of common stock options and
warrants.......................................       .2         1.3         .2        1.3
                                                      --         ---         --        ---

Diluted common shares outstanding..............     10.0         9.6        9.6        9.5


For the three and six months ended April 30, 2002, the effect of our convertible preferred are excluded from the diluted earnings per share calculation since the inclusion of such items would be anti-dilutive. For the three and six months ended April 30, 2002, the effect of our common stock options and warrants and convertible preferred stock are excluded from the diluted earnings per share calculation since the inclusion of such items would be anti-dilutive.

At April 30, 2002, there were approximately 12.4 million shares of common stock potentially issuable with respect to stock options, warrants and convertible preferred, which could dilute basic earnings per share in the future.

Note 3. Cash Flow

During the six months ended April 30, 2002 we had non-cash transactions. The following is a listing of these transactions and the dollar value of the stock associated with these transactions.


Six months ended April 30, 2002 and 2001                           April 30, 2002      April 30, 2001
----------------------------------------                           --------------      --------------

Common shares for services rendered                                       $15,624             $20,961
Preferred stock dividend                                                   15,317             151,469
Series A convertible preferred shares converted to common shares          140,870           1,431,000
Accrued Preferred Dividends                                                 2,761              33,485
401k Plan Match                                                            40,828              33,001
Fixed assets financed through capital leases                               25,539              77,580

Note 4.  Interim Financial Information (Unaudited)

The interim financial statements for the six months ended April 30, 2002 and 2001, included herein, have been prepared by us without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principals generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements.

Note 5.  Revenue Recognition

We recognize revenue on the sale of its manufactured products at the date of shipment. Revenues earned from consulting and design services are recognized when the services are completed.

Note 6.  Employee Benefit Plan

Contributions for the six months ended April 30, 2002 were $40,828, which represents the issuance of approximately 15,886 shares of our common stock.

                                      F-6

KOSTIN RUFFKESS & COMPANY, LLC

Business Advisors and Certified Public Accountants
                                                      Pond View Corporate Center
                                                          76 Batterson Park Road
                                                           Farmington, CT  06032

                                                       Farmington - New London
                                                       Main Line:  (800)678-6000
                                                       Toll Free:  (800)286-
                                                       Fax:        (860)678-6110
                                                       Web:   www.kostin.com


To the Board of Directors
Startech Environmental Corporation

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheets of Startech Environmental Corporation as of October 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Startech Environmental Corporation as of October 31, 2001 and 2000, and the results of its operations, changes in stockholders' equity and its cash flows for each of the three years in the period ended October 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




/s/  Kostine Ruffkess & Company, Inc.
-------------------------------------
     Kostine Ruffkess & Company, Inc.


Farmington, Connecticut
December 6, 2001



                                          STARTECH ENVIRONMENTAL CORPORATION
                                              Consolidated Balance Sheets
                                               October 31, 2001 and 2000



                                                                                                 2001            2000
     Assets
Current assets:
   Cash                                                                                  $  2,207,328    $  5,221,154
   Accounts receivable                                                                        300,000         338,000
   Inventory                                                                                  279,502         273,706
   Prepaid expenses                                                                             5,000            --
   Other current assets                                                                         1,861          13,876
                                                                                         ------------    ------------

Total current assets                                                                        2,793,691       5,846,736

Equipment, at cost, net of accumulated depreciation                                         1,791,863       1,157,950

Other Assets                                                                                   77,451          73,195
                                                                                         ------------    ------------

      Total Assets                                                                       $  4,663,005    $  7,077,881
                                                                                         ============    ============

    Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                                      $    115,489    $    449,216
   Capital lease - short-term                                                                  38,920          23,907
   Other accrued expenses                                                                     543,249         710,248
                                                                                         ------------    ------------

      Total current liabilities                                                               697,658       1,183,371

Long-term liability:
   Capital lease payable net of current portion                                                43,299          13,225
                                                                                         ------------    ------------

      Total liabilities                                                                       740,957       1,196,596
                                                                                         ------------    ------------

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares authorized; 47,511, and 502,220 at
   October 31, 2001 and 2000 respectively (aggregate liquidation
     preference of $ 475,110 and $5,022,220 at October 31,2001 and 2000, respectively)        475,110       4,533,225
   Common stock; no par value; 800,000,000 shares authorized shares issued and outstanding: 9,282,880 at October 31, 2001 and 8,085,660 at
     October 31, 2000                                                                      12,265,072       7,640,525
Additional paid-in-capital                                                                  1,742,745       1,742,745
Deficit                                                                                   (10,560,879)     (8,035,210)
                                                                                         ------------    ------------

      Total stockholders' equity                                                            3,922,048       5,881,285
                                                                                         ------------    ------------
                                                                                         $  4,663,005    $  7,077,881
                                                                                         ============    ============

                                                         F-8


                           STARTECH ENVIRONMENTAL CORPORATION

                          Consolidated Statements of Operations

                   For The Years Ended October 31, 2001, 2000 and 1999



                                                      Year Ended October 31,
                                                      ----------------------
                                                2001           2000           1999
                                                ----           ----           ----

Revenue                                      $ 2,400,000    $ 1,069,441    $ 2,268,964

Cost of goods sold                             1,462,596        802,627      2,138,259
                                             -----------    -----------    -----------

Gross profit                                     937,404        266,814        130,705


Selling, general and administrative
 Expenses                                      3,375,163      2,998,150      1,477,104
                                             -----------    -----------    -----------




Loss from operations                          (2,437,759)    (2,731,336)    (1,346,399)
                                             -----------    -----------    -----------

Other income (expense):
  Interest income                                182,193        324,221        101,521
  Interest expense                               (15,126)        (5,128)       (33,450)

     Total other income                          167,067        319,093         68,071
                                             -----------    -----------    -----------


Income tax expense                                27,788         18,333         10,864
                                             -----------    -----------    -----------

Net loss                                     ($2,298,480)   ($2,430,576)   ($1,289,192)
                                             ===========    ===========    ===========


Net loss                                     ($2,298,480)   ($2,430,576)   ($1,289,192)

Less: preferred dividends                        224,441      2,251,276         16,016
                                             -----------    -----------    -----------

Loss attributable to common stockholders     ($2,522,921)   ($4,681,852)   ($1,273,176)
                                             ===========    ===========    ===========

Net loss per share                           ($     0.30)   ($     0.63)   ($     0.19)
                                             ===========    ===========    ===========

Weighted average common shares outstanding     8,359,111      7,430,838      6,875,999
                                             ===========    ===========    ===========


         The accompanying notes are an integral part of the financial statements

                                          F-9


                            STARTECH ENVIRONMENTAL CORPORATION
                Consolidated Statements of Changes in Stockholders' Equity
                    For The Years Ended October 31, 2001, 2000 and 1999


                                                                                                        Additional
                                                                           Common       Preferred        Paid-In
                                            Shares          Amount         Shares         Amount         Capital         Deficit
                                         ------------    ------------   ------------   ------------    ------------   ------------

Balance, October 31, 1998                   6,845,965    $  2,708,524           --     $       --      $        300   $ (2,048,150)
Shares issued during the year
   for services rendered                       45,792         226,445           --             --              --             --
Shares issued for cash                         13,500          49,250        696,978      6,384,199            --             --
Net loss during the year
   ended October 31, 1999                        --              --             --             --              --       (1,289,192)
Dividends                                        --              --             --             --              --          (16,016)
                                         ------------    ------------   ------------   ------------    ------------   ------------
Balance, October 31, 1999                   6,905,257       2,984,219        696,978      6,384,199             300     (3,353,358)
Preferred shares converted to
   common shares                              430,765       2,234,032       (243,890)    (2,234,032)           --             --
Shares issued during the year
   for services rendered                       14,918         136,338           --             --              --             --
Shares issued for cash                        561,496       2,154,165           --             --              --             --
Shares issued for 401(k) plan                   2,106          23,513           --             --              --             --
Shares issued in lawsuit settlement           171,118            --             --             --              --             --
Net loss during the year
   ended October 31, 2000                        --              --             --             --              --       (2,430,576)
Accretion of dividend on preferred
   shares                                        --              --             --             --         1,742,445     (1,742,445)
Dividends                                        --              --           49,132        491,316            --         (508,831)
                                         ------------    ------------   ------------   ------------    ------------   ------------
Balance, October 31, 2000                   8,085,660    $  7,532,267        502,220   $  4,641,483    $  1,742,745   $ (8,035,210)
                                         ============    ============   ============   ============    ============   ============
Preferred shares converted to
   common shares                            1,178,720       4,423,877       (477,150)    (4,423,877)           --             --
Shares issued during the year
   for services rendered                        8,050          29,987           --             --              --             --
Shares issued for cash                         30,000         210,000           --             --              --             --
Shares issued for 401(k) plan                  15,450          68,941           --             --              --             --
Shares retired                                (35,000)           --             --             --              --             --
Net loss during the year
   ended October 31, 2001                        --              --             --             --              --       (2,298,480)
Accretion of dividend on preferred
   shares                                        --              --             --             --              --             --
Dividends                                        --              --           22,441        257,504            --         (227,189)
                                         ------------    ------------   ------------   ------------    ------------   ------------
Balance, October 31, 2001                   9,282,880    $ 12,265,072         47,511   $    475,110    $  1,742,445   $(10,560,879)
                                         ============    ============   ============   ============    ============   ============


         The accompanying notes are an integral part of the financial statements.

                                           F-10


                            STARTECH ENVIRONMENTAL CORPORATION
                           Consolidated Statements of Cash Flows
                    For The Years Ended October 31, 2001, 2000 and 1999



                                                         Year Ended October 31,
                                                         ---------------------
                                                  2001           2000          1999
                                                  ----           ----          ----
Cash flows from operating activities:
   Net loss                                   $(2,298,480)   $(2,430,576)   $(1,289,192)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
     Expenses paid for through the
       issuance of common stock                    29,987        136,338        226,445
     401(k) match through issuance
       of common shares                            68,941         23,513           --
     Depreciation                                 141,640         51,849         16,847
     Preferred stock accrual                       30,315           --             --
     (Increase) decrease in:
        Accounts receivable                        38,000        174,066        380,407
        Prepaid expense                            (5,000)          --             --
        Inventory                                  (5,796)      (273,706)       552,454
        Other current assets                       12,015         (4,973)        (7,537)
        Other assets                               (4,256)       148,991       (120,072)
     Increase (decrease) in:
        Accounts payable                         (333,727)       203,642       (446,556)
        Accrued expenses                         (166,999)       594,670       (289,551)
                                              -----------    -----------    -----------
Net cash used in operating activities          (2,493,360)    (1,376,186)      (976,755)
                                              -----------    -----------    -----------

Cash flows used in investing activities:
     Purchase of equipment                       (685,345)    (1,033,298)       (15,655)
                                              -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from preferred stock issuance          --             --        6,284,199
     Proceeds from common stock issuance          210,000      2,154,165         49,250
     Proceeds from notes payable                     --             --          750,000
     Repayment of notes payable                      --             --         (750,000)
     Repayment of capital lease payable           (45,121)       (19,761)        (1,227)
     Dividends on preferred shares                   --              (46)          --
                                              -----------    -----------    -----------
Net cash provided by financing activities         164,879      2,134,358      6,332,222
                                              -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents                                  (3,013,826)      (275,126)     5,339,812

Cash and cash equivalents, beginning            5,221,154      5,496,280        156,468
                                              -----------    -----------    -----------

Cash and cash equivalents, ending             $ 2,207,328    $ 5,221,154    $ 5,496,280
                                              ===========    ===========    ===========


          The accompanying notes are an integral part of the financial statements

                                           F-11

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 1 - Summary of Significant Accounting Policies:
----------------------------------------------------

Principles of Consolidation
---------------------------

The consolidated financial statements of Startech Environmental Corporation include the accounts of Startech Corporation, its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Company's Activities
--------------------

We are an environmental technology corporation dedicated to the development, production and marketing of low cost waste minimization, resource recovery, and pollution prevention systems that convert waste into valuable commodities. We are no longer considered to be in the development stage as revenues from shipments and services performed have begun to be recognized in calendar year 1999.

Basis of Presentation
---------------------

On November 17, 1995, Startech Environmental Corporation, formerly Kapalua Acquisitions, Inc., was acquired in a reverse acquisition, in which all the then issued and outstanding shares of common stock of Startech Corporation were exchanged for 4,000,000 shares of Kapalua Acquisitions, Inc.'s common stock. After the acquisition and exchange of stock, the former shareholders of Startech Corporation owned 80.5% of the common stock of Kapalua Acquisitions, Inc. Subsequent to November 17, 1995, Kapalua Acquisitions, Inc. filed registration statements with the Securities and Exchange Commission to register certain securities.

On January 2, 1996, Kapalua Acquisitions, Inc. changed its name to Startech Environmental Corporation. The financial statements of Startech Environmental Corporation include all of the accounts of Startech Corporation. This acquisition has been accounted for under the purchases method in the accompanying financial statements.

Revenue Recognition
-------------------

We recognize revenue on the sale of its manufactured products at the date of delivery. Revenues earned from consulting and design services are recognized when the services are complete.

Management Estimates
--------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at October 31, 2001, 2000 and 1999, and revenues and expenses during the years then ended. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.



                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 1 - Summary of Significant Accounting Policies:   (Continued)
----------------------------------------------------

Cash and Cash Equivalents
-------------------------

We consider all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. The primary investments will be high quality commercial paper, U.S. Treasury Notes, and T-Bills. Regarding supplementary cash flows information, income taxes paid were $27,788 for the year ended October 31, 2001, $26,620 for the year ended October 31, 2000 and $2,577 for the year ended October 31, 1999. Interest paid in 2001 was $15,126, 2000 was $5,128, and $33,450 in 1999. We also had the following non-cash transactions:

                                      2001
                                      ----
                                                                            Shares             Amount
                                                                            ------             ------

Common shares issued for services rendered in 2001                           8,050          $     29,988
Common shares issued for 401(k) match                                       15,450                68,941
Series A convertible preferred shares converted to common shares           477,150             4,598,150
Equipment acquired through capital lease                                        --                90,208
Accrued dividends on the preferred stock                                        --                 3,170
Shares returned and cancelled in 2001                                       (35,000)                  --

                                      2000
                                      ----
                                                                            Shares             Amount
                                                                            ------             ------

Common shares issued for services rendered in 2000                          14,918          $    136,338
Common shares issued for 401(k) match                                        2,106                23,513
Series A convertible preferred shares converted to common shares           243,890             2,234,032
Accretion of dividends associated with the issuance of the convertible
    preferred shares                                                            --             1,742,445
Equipment acquired through capital lease                                        --                41,118
Accrued dividends on the preferred stock                                        --                33,485

                                      1999
                                      ----
                                                                            Shares             Amount
                                                                            ------             ------

Common shares issued for services rendered in 1999                          45,792          $    226,445
Preferred stock issued to repay notes payable                               10,000               100,000
Demonstration equipment transferred from inventory to equipment                 --               100,000
Equipment acquired through capital lease                                        --                17,002
Accrued dividends on the preferred stock                                        --                16,016


                                      F-13

                       STARTECH ENVIRONMENTAL CORPORATION
                 Notes To The Consolidated Financial Statements
               For The Years Ended October 31, 2001, 2000 and 1999


Note 1 - Summary of Significant Accounting Policies:   (Continued)
---------------------------------------------------

Inventory
---------

Inventory consists of raw materials and works in process, and is stated at lower of cost or market. Cost is determined by the first-in, first-out method.

Equipment
---------

Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major renewals and betterments which extend the useful lives of the equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Other Assets
------------

Other assets consist of security deposits on office leases and utility deposits in 2001 and 2000. Other assets consist of deposits on the purchase of office furniture, inventory and the deposit on the office lease in 1999.

Income Taxes
------------

Income taxes consist of State taxes on capital. We have net operating loss carry-forwards of approximately $7.8 million expiring in various years through 2015. The deferred tax asset arising from the carry-forwards has been fully reserved against, since the likelihood of realization cannot be determined.

Earnings (Loss) Per Share
-------------------------

Earnings (loss) per share are based on the weighted average number of shares of common stock outstanding during the year. We have 2,119,667 potential common shares, 2,799,249 potential common shares, and 2,325,190 potential common shares in 2001, 2000, and 1999, respectively that were not used in the computation of diluted earnings per share because they would have been anti-dilutive for each of the three years ended October 31, 2001, 2000 and 1999. We have issued 1,250 additional common shares through January 8, 2002 as a result of preferred shares that were converted.

Off Balance Sheet Risk
----------------------

We have had more than $100,000 in a single bank during the year. Amounts over $100,000 are not insured by the Federal Deposit Insurance Corporation. However, management does monitor the financial condition of the institution where these funds are invested.

Note 2 - Inventory:
------------------

Inventory consists of the following at October 31, 2001
 and October 31, 2000:                                    2001          2000
                                                          ----          ----

     Raw materials                                      $145,000      $148,616
     Work in process                                     134,502       125,090
                                                        --------      --------
     Total inventory                                    $279,502      $273,706
                                                        ========      ========



                            STARTECH ENVIRONMENTAL CORPORATION

                      Notes To The Consolidated Financial Statements

                    For The Years Ended October 31, 2001, 2000 and 1999



Note 3 - Property, Plant and Equipment:
--------------------------------------

Equipment is summarized by major classifications as follows:
                                                                 2001             2000
   Computer equipment                                        $    96,181      $    79,358
   Demonstration equipment                                     1,595,119          114,720
   Furniture and fixtures                                        162,717          149,867
   Vehicles                                                       14,002           14,002
   Leasehold improvements                                         95,088           78,361
                                                             -----------      -----------
                                                               1,963,107          436,308
   Less: accumulated depreciation                                211,732           70,092
                                                             -----------      -----------
                                                               1,751,375          336,216
   Cost of demonstration equipment being manufactured             40,488          719,734
                                                             -----------      -----------

   Total property, plant and equipment                       $ 1,791,863      $ 1,157,950
                                                             ===========      ===========

Note 4 - Operating Lease:
-------------------------

We lease our offices in Wilton and its showroom and manufacturing facilities in Bristol, Connecticut, under lease agreements that expire in December 2004 and October 2005. Rental expense for the years ended October 31, 2001, 2000 and
1999, were $216,756, $163,042, and $28,847, respectively. There is an option for us to extend the Wilton, Connecticut lease for a five year term with the Landlord having the option to cancel after two years. Annual non-cancelable rent payments for the next five years are as follows:

                 October 31,
                 -----------
                   2002                    $  254,180
                   2003                       281,946
                   2004                       270,046
                   2005                        45,408


                                      F-15


                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 5 - Stockholders' Equity:
-----------------------------

Preferred Stock

During 1999 we issued 696,978 shares of its 8% Series A cumulative, convertible, redeemable, preferred stock. We incurred commissions and issuance costs of $585,581 in connection with issuance. The shares are convertible into our common stock, four months after the closing date, at a rate determined by dividing the purchase price per share ($10) by eighty percent of the market price per share of common stock from the average closing price for the previous five trading days. However, in no event shall the conversion price be less than $4 per share, or more than $6 per share. On September 15, 2002, the convertible preferred stock may be redeemed at the option of Startech for $10 per share, plus all accumulated and unpaid dividends. If not redeemed, the shares will automatically be converted to common shares at $5 per share, or the current market price of the common shares. The dividends shall be paid in additional convertible preferred stock, and are payable on the last business day of March, June, September, and December. During the year ended October 31, 2001, 477,150 preferred shares were converted to common shares compared to 243,890 preferred shares converted during the year ended October 31, 2000.

Warrants

In conjunction with the issuance of the preferred stock in 2000, we issued Warrants to purchase 396,464 shares of common stock at a price of $15.00 per share. These Warrants may expire on August 31, 2001, provided the average closing bid prices of the common stock for the previous thirty trading days is $16.50 or higher. In the event the common stock is lower than $16.50 per share, the exercise period of the Warrants will be extended until the common stock exceeds $16.50 per share for ten consecutive trading days. At that point, we can give the Warrant holders thirty days' notice that the Warrants will expire. Should we choose not to cause the expiration of the Warrants sooner, they will expire on August 31, 2004.

In June 2000 we issued to the Connecticut Development Authority (CDA) Warrants to purchase 433,268 shares of our common stock at $7.00 per share. The CDA Warrants are exercisable at any time through December 31, 2001. The CDA Warrants provide for a limit on the shares of common stock that can be sold upon exercise of the CDA Warrants during any five day period equal to 7.0% of the average weekly reported trading volume of the common stock during the four calendar weeks preceding the date of sale. In addition if on or before July 1, 2002 the holder publicly sells any shares of our common stock at a price per share less than $7.00, we shall pay the holder an amount equal to his realized loss in cash or, at our discretion, in shares of our common stock valued at the current market price at the time of payment or in any combination of cash and shares. If we have paid the holder on account of a realized loss and later, but not later than July 1, 2002, the holder publicly sells additional shares at a price per share greater than $7.00, the holder shall promptly repay to us an amount equal to the lesser of (1) the amount by which the aggregate proceeds from such sale exceeds $7.00 and (2) the total realized loss previously paid by us to the holder. The repayment to us may be made in cash or in shares of common stock valued at the current market price at the time of repayment or in any combination of cash and shares. For the year ended October 31, 2001, 30,000 CDA Warrants have been exercised for net proceeds of $210,000.

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 6 - Non-qualifying Stock Option Plan:
-----------------------------------------

1995 Stock Option Plan

In November 1995, we registered 2,000,000 common shares, issuable upon exercise of stock options issued by the Company under its 1995 Non-qualifying Stock Option Plan (the Plan) for employees, directors and other persons associated with the Company whose services have benefited us. The options must be issued within 10 years from November 20,1995. Determination of the option price per share and exercise date is at the sole discretion of the Compensation Committee. During the years ended October 31, 2001 and 2000, we issued 297,500 and 895,000 stock options, respectively. The options have an exercise price of $5.63 and $6.12 per share, respectively. On the issuance dates, the market value was the same as the exercise price, therefore, no compensation expense was recorded. As of October 31, 2001, 28,089 options have not been granted.

                         Options outstanding - 1995 Plan

Options outstanding, October 31, 1997                                    --
Options granted in 1998                                                34,544
Options exercised in 1998                                             (34,544)
                                                                    ---------
Options outstanding, October 31, 1998                                   --
Options granted in 1999                                                20,000
                                                                    ---------
Options outstanding, October 31, 1999                                  20,000
Options granted in 2000                                               895,000
Options exercised in 2000                                             (10,000)
Options expired in 2000                                                 (5000)
                                                                    ---------
Options outstanding, October 31, 2000                                 900,000
Options granted in 2001                                               297,500
                                                                    ---------
Options outstanding, October 31, 2001                               1,197,500
                                                                    =========

2000 Stock Option Plan

Our 2000 Stock Option Plan was adopted by our board of directors in January 2000 and was approved by our stockholders in February 2000. The plan authorizes the issuance of up to 1,000,000 shares of our common stock. No options have been granted from this plan as of October 31, 2001.

The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-statutory stock options. Our officers, directors, employees and consultants, and employees and consultants of our majority-owned affiliated companies, are eligible to receive awards under the plan.

The options may be granted at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of the Company. Fair market value for purposes of the plan is the closing market price of our common stock on the relevant date.

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 6 - Non-qualifying Stock Option Plan:  (Continued)
-----------------------------------------

The plan is administered by our compensation committee. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the plan and to interpret its provisions. The committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The committee has the right to alter the terms of any option when granted or while outstanding pursuant to the terms of the plan, except the option price.

All options automatically become excisable in full in the event of a change in control, as defined in the 2000 plan, death or disability of the option holder or as decided by the compensation committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with us is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent exercisable immediately after termination, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

Note 7 - Major Customers:
------------------------

All revenues were derived from one major customer in 2001, while approximately 87 percent of revenues were derived from three major customers in 2000 and 98 percent of revenues from one customer in 1999.

Note 8 - Capital Lease Payable:
------------------------------

We have entered into capital lease obligations for computer and telephone equipment. The terms of the leases range from 24 to 39 months, with principal and interest due in monthly installments ranging from $101 to $1,715 at rates ranging from zero to 32.3%. The equipment was capitalized at $148,328 and is being depreciated over five to fifteen years. Depreciation expense for 2001 was $15,770 and accumulated depreciation at October 31, 2001, is $25,237.

              Total remaining lease payments:
                    2002                             $  49,361
                    2003                                41,302
                    2004                                 6,395
                                                     ---------
                                                        97,058
              Less: unamortized interest                14,839
                                                     ---------
                                                        82,219
              Less:  current portion                    38,920
                                                     ---------
                                                     $  43,299
                                                     =========

                       STARTECH ENVIRONMENTAL CORPORATION

                 Notes To The Consolidated Financial Statements

               For The Years Ended October 31, 2001, 2000 and 1999


Note 9 - Fair Value of Financial Instruments:
--------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

Cash and other current assets are carried in the accompanying balance sheets at cost, which is a reasonable estimate of their fair value. Accounts payable, capital lease payable and accrued expenses are also carried at cost, which is a reasonable estimate of their fair value.

                                          Carrying             Estimated
                                           Amount              Fair Value
                                           ------              ----------
ASSETS:
     Cash                               $ 2,207,328           $ 2,207,328
     Accounts receivable                    300,000               300,000

LIABILITIES:
     Accounts payable                       115,489               115,489
     Capital lease payable                   38,920                38,920
     Accrued expenses                       543,249               543,249


Note 10 - Commitments:
---------------------

We have agreements with certain individuals for the use of certain patents. The agreement provides for monthly payments of $1,000, plus five percent of sales related to these patents, and has no expiration date. We have an additional agreement with a legal firm to provide legal and consulting services. The agreement provides for monthly payments of $2,500 per month and will expire in December 2001.

We have entered into employment agreements with three of its executives. Two of the agreements are for a term of four years, and one is for three years. The agreements provide for salaries ranging from $140,000 to $195,000 and will allow for annual increases based upon performance reviews. Two of the agreements require the Company to grant each executive no less than 10,000 common stock options each year. In the event of a change in control of the Company the agreements provide the executives with severance benefits that include: a lump sum payment of 150% of the amount the executive would have earned if he had received his salary payments through the expiration date of this agreement; an additional lump sum payment of $250,000; an immediate vesting of all options awarded to the executive as part of this agreement; an immediate right to sell the shares obtained through the exercise of those options without restriction as to dates, times or amounts, immediate vesting and transfer of ownership of all life insurance policies, and life and health benefits, including supplemental, vision and dental benefits if applicable, in an equal or better plan than the one currently provided to the executive and his family by the Company for a period of three years from the date of termination or constructive termination. In the event any payment or benefit received, or to be received, by the executive in connection with the termination of his employment, whether pursuant to his agreement or otherwise, is determined to be an excess parachute payment as defined in the Internal Revenue Code, and thus subject to the 20 percent Federal Excise tax, the amount of the benefits payable under his Agreement will be reduced until they are no longer subject to such tax.

Note 11 - Employee Benefit Plan:
-------------------------------

On June 1, 2000 we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and will vest equally over a three-year period. We will match the first 6 percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code. Contributions for the year ended October 31, 2001 were $68,941 and $23,513 for the year ended October 31, 2000, which was paid through the issuance of 15,450 and 2,106 shares of our common stock respectively.

Note 12 - Research and Development Costs:
----------------------------------------

Research and development costs are charged to operations when incurred. The amounts charged were $151,167 in 2001 and $74,534 in 2000. No expenses were incurred in 1999.

================================================================================





                        1,855,938 Shares of Common Stock
                                927,969 Warrants




                       STARTECH ENVIRONMENTAL CORPORATION




                                 --------------
                                   PROSPECTUS
                                 --------------



                                 --------------
                                   July , 2002
                                 --------------

     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, except as required by law.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.



================================================================================

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

SEC Registration Fee(Degree).................................  $    1,458.20
Accounting Fees..............................................  $   12,500.00
Legal Fees...................................................  $   25,000.00
Printing, Engraving and Mailing..............................  $    7,500.00
Transfer agent and registrar's fees..........................  $    2,000.00
Blue Sky fees and expenses...................................  $    2,000.00
Miscellaneous expenses.......................................  $    4,541.80
                                                               -------------
         TOTAL...............................................  $   55,000.00
                                                               =============

(Degree) Actual

Item 14.      Indemnification of Directors and Officers

     Article VII of Startech Environmental Corporation's Articles of Incorporation provides as follow:

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7 - 5-114 of the Colorado Corporation code; or (iv) any transaction from which the director derived an improper benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of Startech shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification.

     In addition, by separate agreement, Startech has indemnified its officers to the same extent as the directors are indemnified in the Articles of Incorporation.

     Insofar as indemnification arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's Amended articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether these indemnifications by it is against public policy as expressed in the Act and will be governed by the final adjudication.

Item 15.      Recent Sales of Unregistered Securities

     During the past three years, the following securities were sold or issued by the company without registration under the Securities Act of 1933 (the "Act").

     In the period April through October 20, 1999 we issued 696,978 shares of Series A Cumulative Convertible Redeemable Preferred Stock at $10.00 per share together with 396,464 warrants (one common stock warrant exercisable at $15.00 per share for every two shares of preferred stock purchased) in a private offering to 55 investors, 48 of whom were accredited and seven of whom were non-accredited investors as those terms are defined in Regulation D under the Act. Commissions of $550,725 were paid and 47,975 warrants to purchase shares of preferred stock were issued as additional compensation in connection with this transaction.*

     In the period October 21, 1999 through July 31, 2000 we issued 287,756 shares of our common stock to 24 persons upon conversion of their shares of preferred stock and 533,210 shares of our common stock to 44 persons upon the exercise of their warrants for which we received proceeds of $2,058,757. We also issued 433,268 warrants to purchase shares of our common stock at $7.00 per share to the Connecticut Development Authority. *

     137,286 shares of Series A preferred stock were issued in payment of quarterly dividends to approximately 35 preferred stockholders for the three fiscal years ended October 31, 1999,2000,2001, and for the six months ended April 30, 2002.*

     For the fiscal years ended October 31, 2000 and 2001, we issued the following shares:

     2000:    14,918 common shares to 11 individuals for services rendered having a value of $136,338; 2,106 common shares for our 401(K) plan matching contribution*

     2001:    8050 shares to 3 individuals for services rendered having a value of $29,987; 15,450 common shares for our 401(K) plan matching contribution*

     In the six months period ended April 30, 2002 we issued:

     4,200 shares of common stock to 6 individuals for services rendered having a value of $15,624.*

     1,532 shares of preferred stock in payment of two quarterly dividends in kind to preferred stockholders.*

     15,886 shares of common stock to our 401(K) plan in payment of our matching contribution for the six months ended April 30, 2002. *

     In the period February 1, 2002 through April 30, 2002, we issued 927,969 shares of our common stock at $2.60 per share and 927,969 three-year warrants to purchase additional shares of common stock at $3.34 per share in a private offering to 24 accredited investors, as that term is defined in Regulation D under the Act for a total net proceeds of $2,283.706. Commissions of $59,850 were paid in this transaction and we incurred approximately $71,253 in other related costs associated with this transaction. *

---------------------------
* The above securities were issued in reliance on the exemption from registration under Section 4(2) as not involving any public offering. Claims of these exemptions are based upon the following: (1) all of the purchasers in these transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in Startech, were able to bear the economic risk of an investment in Startech, had access to or were furnished with the kinds of information that registration under the Securities Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof, and (2) a restrictive legend was placed on each certificate evidencing the securities; (3) each purchaser acknowledged in writing that he knew the securities were not registered under the Securities Act or any State securities laws, and are restricted securities as that term is defined in Rule 144 under the Securities Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States and except pursuant to an effective registration statement under the Securities Act and any applicable State securities laws, or pursuant to any exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of Startech.

Item 16.       Exhibits and Financial Statement Schedules

  16 (a)       Exhibits

  (2)(a) Agreement and Plan of Reorganization between Company and Kapalua Acquisitions, Inc. dated November 17, 1995 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on November 29, 1995, Commission File No. 0-25312)


  (3)(a) Articles of Incorporation of Startech (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10, filed on February 19, 1995, Commission File No. 0-25312)

  (3)(a)i      Articles of Amendment to the Articles of Incorporation*

  (3)(b) By-Laws of Startech (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10, filed on February 19, 1995, Commission File No. 025312)

  (3)(c)       Amendment to by-Laws of Startech dated January 24, 2000*

  (4)(a)       Form of Common Stock Certificate **

  (4)(b)       Form of Convertible Preferred Stock Certificate *

  (4)(c)       Form of Warrant Agreement**

  (4)(d) Stock Subscription Warrant dated December 29, 1998 between the Company and the Connecticut Development Authority ("CDA")**

  (4)(e) Amendment to Stock Subscription Warrant dated March 31, 1999 between the Company and CDA**

  (4)(f) Second Amendment to Stock Subscription Warrant dated June 15, 2000 between the Company and CDA**

  (4)(g)       Warrant Agreement dated March 25, 2002******

  (5)(a) Opinion of Foreht Last Landau Miller & Katz, LLP with respect to the legality of the securities being registered ******

  (10)(a)      2000 Stock Option Plan*

  (10)(b) 1995 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-8, filed in November, 1995, Commission File No. 33-99790)

  (10)(c)      Loan Agreement Dated December 29, 1998 between the Company and
               CDA**

  (10)(d) Term Sheet for Preferred Stock dated August 17, 1999, between the Company and Paradigm Group, LLC**

  (10)(e) Strategic Alliance Agreement dated July 22, 1996 between the Company and Bauer Howden, Inc.**

  (10)(f) Strategic Alliance Agreement dated October 25, 1996 between the Company and Calumet Coach Company**

  (10)(g) Strategic Alliance Agreement dated November 10, 1997 between the Company and Chase Environmental Group, Inc.**

  (10)(h) Strategic Alliance Agreement dated April 17, 1998 between the Company and the Ensign - Bickford Company**

  (10)(i) Strategic Alliance Agreement dated September 30, 1999 between the Company and UXB International Inc.**

  (10)(j) Strategic Alliance Partner Agreement dated March 14, 2000 between the Company and Skidmore, Owings & Merrill LLP** (10)(k) Lease Agreement dated September 16, 1999 between the Company and the CD Station, LLC.**

  (10)(l)      Form of Distributor Agreement**

  (10)(m) Patent License Agreement dated November 9, 1998 between the Company and Rollan C. Swanson M.D. and Eleonora Swanson.**

  (10)(n) License of Technology Agreement dated November 29, 1999 between the Company and Media and Process Technology Inc.**

  (10)(o) Employment Agreement dated November 1, 2000 between the Company and Joseph F. Longo****

  (10)(p) Employment Agreement dated November 1, 2000 between the Company and Joseph F. Klimek****

  (10)(q) Employment Agreement dated November 1, 2000 between the Company and Kevin M. Black****

  (10)(r) Employment Agreement dated November 1, 2000 between the Company and Robert L. DeRochie****

  (10)(s) Lease Agreement dated September 30, 2000 between the Company and the Century Drive, LLC*****

  (10)(t) Lease Agreement dated July 16, 2001 between the Company and the Gaski Leasing Company*****

  (10)(u) Strategic Alliance Agreement dated June 30, 2001 between the Company and Hydro-Chem Company ******

  (10)(v) Lease Agreement dated July 20, 2001 between the Company and the Gaski Leasing Company, LLC******

  (10)(w) Joint Development Agreement dated December 19, 2001 between the Company and ViTech Enterprises Inc. ******

  (12)         Statement of Ratio of Earnings to Fixed Charges ******

  (16)(a) Letter, Re: Changes in Certifying Accountant (Incorporated by reference to the Company's Current Report on Form 8-K dated January 28,1997 File No. 0-25312)

  (21)         Subsidiaries of the Company****

  (24)(a)      Consent of Kostin, Ruffkess and Company, LLC ******

  (24)(b)      Consent of Counsel (included in Exhibit 5 (a) ******

----------
         ****** Filed herewith

         ***** Filed with Annual Report on Form 10-K for 2001, filed on January 25, 2002

         *** Filed with Annual Report on Form 10-K for 2000, filed on January 25, 2001

         *** Filed with Amendment No. 3 to the Registration Statement on Form S-1, filed on September 20, 2000, Commission File No. 333-35786.

         ** Filed with Amendment No 1. to the Registration Statement on Form S-1 filed on July 7, 2000, Commission File No. 333-35786

         * Filed with the Registration Statement on Form S-1 on April 27, 2000, Commission File No. 333-35786

16(b)    Financial Statement Schedules

         Schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

Item 28.      Undertakings

The Undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(3a) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's, Amended Articles of Incorporation by -Laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, this indemnifications against public policy as expressed in the act and its therefore unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, Connecticut on July 18, 2002.


                       STARTECH ENVIRONMENTAL CORPORATION

                                            By:  /s/  JOSEPH S. KLIMEK
                                               -------------------------------
                                                      Joseph S. Klimek
                                                      President, Chief Executive
                                                      Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


SIGNATURES                              TITLE                          DATE
----------                              -----                          ----


/s/  Joseph S. Klimek        President, Chief Executive
------------------------     Officer and Director                  July 18, 2002
     Joseph S. Klimek

/s/  Kevin M. Black          Sr. Vice President, General Counsel,
------------------------     Secretary and Director                July 18, 2002
     Kevin M. Black

/s/  Robert L. DeRochie      Chief Financial Officer and,
------------------------     Vice President Investor Relations     July 18, 2002
     Robert L. DeRochie

/s/  Raymond J. Clark        Director                              July 18, 2002
------------------------
     Raymond J. Clark

/s/  Brendan J. Kennedy      Director                              July 18, 2002
------------------------
     Brendan J. Kennedy

/s/  Joseph F. Longo         Director                              July 18, 2002
------------------------
     Joseph F. Longo